ASSET PURCHASE AGREEMENT
                            ------------------------

     THIS ASSET PURCHASE AGREEMENT ("Agreement") is made as of the 27th day of February, 2002 by and among TECHNOLOGY INTEGRATION FINANCIAL SERVICES, INC., a Kentucky corporation (the "Seller"), T.I.F.S. ADVISORY SERVICES, INC., a
Delaware  corporation  (the "Seller No. 2"), POMEROY COMPUTER RESOURCES, INC., a
Delaware corporation ("Pomeroy") and INFORMATION LEASING CORPORATION, an Ohio corporation (the "Buyer").

                                R E C I T A L S:
                                ---------------

     WHEREAS, this Agreement contemplates a transaction in which the Buyer will purchase and acquire from the Seller, and the Seller will sell, transfer, assign and convey to the Buyer the Acquired Assets in return for cash and the assumption or payment by the Buyer of the Assumed Liabilities;

     WHEREAS, Seller No. 2 is a wholly owned subsidiary of Seller and pursuant to an Assignment and Assumption Agreement by and between itself and Seller dated January 5, 2000, was assigned certain of Seller's rights, title and interest in certain intangible property and all of Seller's right, title and interest in an employment agreement with Vic Eilau;

     WHEREAS, Seller No. 2 will sell, transfer, assign and convey to the Buyer all of Seller No. 2's right, title and interest in certain intangible property in return for cash and the assumption or payment by Buyer of the Assumed Liabilities; and

     WHEREAS, as the transactions contemplated by this Agreement constitute the sale of certain of Seller No. 2's and Seller's assets and Pomeroy is the sole shareholder of Seller, Buyer desires that Pomeroy also be liable to Buyer for any breach by Seller or Seller No. 2 of its respective warranties, representations, agreements, covenants and indemnities hereunder, and Pomeroy is willing to assume such liability, all on the terms specified herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be bound hereby, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS
                                   -----------

     Section 1.1    Definitions.

     For all purposes of this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

     "Acquired Assets" means all right, title, and interest in and to the assets used in the Business excluding, however, the Excluded Assets (as hereinafter defined), but specifically including (without limitation): (a) lease agreements, schedules, promissory notes, loan agreements, conditional sale agreements or other title retention instruments, collateral security agreements, letters of credit, certificates of deposit, if any, guarantees, bills of sale, assignments, cross-default and/or cross-collateral agreements, commitments letters, or any other agreements, documents or instruments evidencing a payment obligation (excluding any payment obligation relating to reimbursement for personal property taxes that have been paid by Seller and require reimbursement by the lessee, which shall be an Excluded Asset) under, providing the security for or relating to any lease transaction under which Seller is a lessor, vendor, lender or seller, including month-to-month leases, (collectively, the "Customer Leases") which leases entered into on or prior to January 5, 2002 are set forth on Section 5.11 of the Disclosure Schedule; (b) all tangible personal property including the equipment used in the Business and located at any of Seller's locations and at third party locations, including without limitation, all machinery, equipment, furniture, trade fixtures, samples, supplies, owned vehicles and personal computers owned by Seller (collectively, the "Fixed Assets"); (c) all of the equipment and personal computers and other miscellaneous property subject to Customer Leases, or equipment held for sale or lease as set forth on Section 5.13 of the Disclosure Schedule (collectively, the "Equipment"); (d) all of the Seller's or Seller No. 2's rights in the Intellectual Property including, without limitation, the T.I.F.S. website, domain names and the corporate name and tradename Technology Integration Financial Services, Inc., T.I.F.S., and T.I.F.S. Advisory Services, Inc., and all trademarks, service marks, trade dress, logos and tradenames containing the foregoing names; (e) to the extent permitted by law to be transferred, all permits, licenses, agency approvals and all pending applications therefor or renewals thereof relating to the Business (the "Permits"); (f) all Books and Records (or copies thereof) that relate to the Business; (g) rights under agreements, contracts, including, but not limited to, remarketing agreements, instruments, security interests, guaranties, and other similar arrangements that relate to the Business which are set forth on Section
5.12 of the Disclosure Schedule ("Other Contracts"); (h) accounts receivable, notes receivable and other receivables of the Business (excluding any of these items that are scheduled as Excluded Assets); (i) prepaid assets of the Business not related to the Excluded Assets; (j) Interim Rent due and payable for periods on or after the Closing Date. The Acquired Assets shall not include the Excluded Assets.

     "Affiliate" means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by or is under common control with such Person. The term "control," for the purposes of this definition, means the power to direct or cause the direction of the management or policies of the controlled Person.

     "Agreement" means this Asset Purchase Agreement among the Buyer, Pomeroy and Seller and Seller No. 2, as amended hereafter from time to time in accordance with its terms.

     "Applicable Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, order, writ, injunction, judgment or decree applicable to a Person or any such Person's subsidiaries, properties, assets, officers, directors, employees or agents.

     "Asserted  Liability"  has  the  meaning  set  forth  in  Section  9.4(a).

     "Assumed Liabilities" means: (a) all unperformed or unfulfilled obligations of the Seller arising after the Closing under the Customer Leases set forth on
Section 5.11 of the Disclosure Schedule including, without limitation any future funding obligations of Seller with respect to the Unfunded Customer Leases set forth on Section 5.11 of the Disclosure Schedule, other than liabilities or obligations arising from a breach by Seller or any of its Affiliates prior to the Closing Date; and (b) all unperformed or unfulfilled obligations of the Seller under the Other Contracts, other than liabilities or obligations arising from a breach by Seller or any of its Affiliates prior to the Closing Date of a provision of such Other Contracts. For the avoidance of doubt, notwithstanding any provision of this Agreement to the contrary, the Assumed Liabilities shall not include the Excluded Liabilities.

     "Books and Records" means all data, books, records, including customer and supplier lists and records, referral sources, production reports and records, equipment logs, operating guides and manuals, financial and accounting records, relevant portions of the Tax Returns (i.e., those portions of the Tax Returns relating to the Business), trademark and copyright records, creative, advertising and promotional materials, studies, reports, correspondence and personnel records, and forms and files relating to the operations of the Business or reflecting the operations thereof.

     "Business" means the business of leasing and financing the acquisition of various types of equipment to commercial users.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in Cincinnati, Ohio are required to be closed for regular banking business.

     "Buyer" has the meaning set forth in the first paragraph of this Agreement.

     "Claims  Notice"  has  the  meaning  set  forth  in  Section  9.4(a).

     "Closing"  has  the  meaning  set  forth  in  Section  4.1.

     "Closing  Date"  means  the  date  of  the  Closing.

     "Closing Pro Forma Balance Sheet" means the balance sheet of Seller and Seller No. 2 prepared as described in Section 3.1 and adjusted for Excluded Assets and Excluded Liabilities relating to the Business as of the Closing Date. "COBRA" means Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985.

     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Conveyance  Documents"  has  the  meaning  set  forth  in  Section 3.1(a).

     "Customer Leases" has the meaning set forth in the definition of Acquired Assets.

     "Disclosure  Schedule"  has the meaning set forth in the preface to Article
5.

     "Employee Benefit Plan" means any: (a) nonqualified deferred compensation or retirement plan or arrangement; (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan; (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan; or (d) Employee Welfare Benefit Plan or fringe benefit or other retirement, bonus or incentive, employee loan, salary continuation, severance, job elimination, retention, vacation, sick leave, stock or other equity-related, educational assistance, or leave of absence plan, program or arrangement.

     "Employee  Pension  Benefit  Plan"  has  the  meaning  set  forth  in ERISA
Sec.3(2).

     "Employee  Welfare  Benefit  Plan"  has  the  meaning  set  forth  in ERISA
Sec.3(l).

     "Employment Agreement" means the Employment Agreement between Buyer and Vic Eilau in form and substance acceptable to Buyer and Vic Eilau.

     "Encumbrance" means any lien, pledge, security interest, claim, easement, limitation, restriction or encumbrance of any kind or nature whatsoever, or any agreement to give any of the foregoing.

     "Environmental, Health and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations concerning public health and safety, worker health and safety and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous or toxic materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, poly-chlorinated biphenyls, noise or radiation.

     "Equipment" has the meaning set forth in the definition of Acquired Assets.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "ERISA Affiliate" means any entity required to be aggregated with the Seller or Seller No. 2 pursuant to Section 414(b) or (c) of the Code and/or
Section  4001  (b)  of  ERISA.

     "Escrow Account" means an interest bearing deposit account at Escrow Agent.

     "Escrow Agent" means a bank or trust company or other legal entity mutually acceptable to Pomeroy, Seller, Seller No. 2 and Buyer.

     "Escrow Agreement" means an Escrow Agreement to be entered into among Seller, Seller No. 2, Buyer and Escrow Agent on the Closing Date, in form and substance acceptable to Buyer, Seller and Seller No. 2.

     "Excluded  Assets" means (i) any investment in lease residuals set forth on
Schedule 1.1-1; (ii) property tax receivables arising prior to the Closing Date for property taxes paid by the Seller; (iii) loans made to employees of Seller;
(iv) customer leases, and the related equipment, that are 60 days or more past due or otherwise in default or do not meet Buyer's credit criteria, in each case in its sole and absolute discretion, determined at or prior to Closing and which shall be set forth on Schedule 1.1-2; (v) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates and other documents relating to the organization, maintenance and existence of Seller and Seller No. 2 as corporations; (vi) any part of the Purchase Price or any of the rights of the Seller or Seller No. 2 under this Agreement (or under any ancillary agreement between the Seller and/or Seller No. 2, on the one hand, and the Buyer, on the other hand, entered into on or after the date of this Agreement); (vii) any rights Seller may have under the policies of insurance relating to stolen or damaged equipment set forth in Schedule 1.1-3; (viii) customer leases, and the related equipment, that are specifically being retained by Seller or for which Seller has received a notice of Seller's default from the lessee on or prior to the Closing Date, which are set forth on
Schedule 1.1-4; (ix) any cash or cash equivalents of Seller; (x) Interim Rent due and payable for periods prior to the Closing Date; (xi) any prepaid Assets that relate to Excluded Assets; (xii) any rights of Seller or Seller No. 2 under the remarketing agreements or arrangements set forth on Schedule 1.1-5.

     "Excluded Environmental Liabilities" means any liabilities, whether known or unknown, discovered or undiscovered, contingent or otherwise, under any Environmental, Health and Safety Requirements that are attributable to or otherwise related to the Acquired Assets or the Business.

     "Excluded Liabilities" means all liabilities arising out of or related to the Acquired Assets or the Business other than the Assumed Liabilities, including without limitation and without limiting the generality of the foregoing: (i) liabilities for any action, suit or proceeding pending prior to the Closing Date; (ii) except as expressly assumed herein, all indebtedness for borrowed money of, or guaranteed by, Seller and/or Seller No. 2; (iii) all liabilities arising out of or relating to the Excluded Assets, (iv) any obligation of Seller or Seller No. 2 to indemnify any Person by reason of the fact that such Person was a director, officer, employee or agent of Seller or Seller No. 2 or their respective subsidiaries or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement or otherwise); (v) any liability of the Seller or Seller No. 2 for any Taxes (including Tax Liabilities of Seller and Seller No. 2 set forth in Section 5.8 of the Disclosure Schedule) and any liability of the Seller or Seller No. 2 for any costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby; and (vi) any liability arising under any employment agreement or other employment arrangement between Seller, Seller No. 2 or Pomeroy and any of its employees, including, but not limited to, those listed on Section 5.23 of the Disclosure Schedule.

     "Exclusive Vendor Agreement" means the exclusive vendor agreement effective from and after the Closing Date between Buyer, T.I.F.S., a division of Buyer and Pomeroy in the form attached hereto as Exhibit A.

     "Family Medical and Leave Act" means the Family Medical and Leave Act of 1993, 29 USC Sec.2601-2654.

     "GAAP" means generally accepted accounting principles applied on a consistent basis as used in the United States of America as in effect at the time any applicable financial statements were prepared.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Hazardous Material" means any chemical, material, substance or waste, prohibited limited, or regulated, or exposure to which is prohibited, limited or regulated under any Environmental, Health and Safety Requirements.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations promulgated thereunder.

     "Indemnifying  Party"  has  the  meaning  set  forth  in  Section  9.4(a).

     "Indemnitee"  has  the  meaning  set  forth  in  Section  9.4(a).

     "Intellectual Property" means: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto and all patents, patent applications and patent disclosures, together with all reissuances, divisionals, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos and trade names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith and all applications, registrations and renewals in connection therewith, and all domain names and URL addresses; (c) all copyrightable works, all copyrights and all applications, registrations, and, renewals in connection therewith; (d) all mask works and all applications, registrations and renewals in connection therewith; (e) all trade secrets and confidential business information (including ideas, research and development, knowhow, formulas, compositions, processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals); and (f) any licenses or other agreements related to the foregoing, including, without limitation, secrecy (to the extent assignable) and non-analysis agreements; and all copies and tangible embodiments thereof (in whatever form or medium), in the case of each of clauses
(a)  through  (f),  inclusive,  used  in  the  Business.

     "Interim Rent" means rent that is due and owing under any Customer Lease for the interim period from acceptance of equipment or any funding prior to the rent commencement date of such Customer Lease.

     "IRS"  means  the  Internal  Revenue  Service.

     "January 5, 2002 Pro Forma Balance Sheet" means the unaudited balance sheet of Seller and Seller No. 2 adjusted for Excluded Assets and Excluded Liabilities relating to the Business as of January 5, 2002.

     "Knowledge of the Seller" or "Seller's Knowledge" means the actual knowledge of Seller or Seller No. 2.

     "Leased  Properties"  has  the  meaning  set  forth  in  Section  5.9(b).

     "Loss" means any and all claims, losses, liabilities, damages, costs and expenses (including attorneys, accountants, consultants and experts fees) that are imposed upon or otherwise incurred or suffered by the relevant party.

     "Material  Adverse  Effect"  has  the  meaning  set  forth  in Section 5.1.

     "Multiemployer  Plan"  has  the  meaning  set  forth  in  ERISA  Sec.3(37).

     "Net  Book  Value"  shall  have  the  meaning  set  forth  in  Section 3.1.

     "New  Employees"  has  the  meaning  set  forth  in  Section  7.11  hereof.

     "Ordinary Course of Business" means the ordinary course of the Business consistent with past custom and practice (including with respect to quantity and frequency).

     "Other Contracts" has the meaning set forth in the definition of Acquired Assets.

     "Permitted Encumbrance" means: (i) liens for current Taxes and assessments not yet due and payable, including, without limitation, liens for nondelinquent ad valorem Taxes and nondelinquent statutory liens arising other than by reason of any default on the part of the Seller and/or Seller No. 2 and liens for Taxes being contested in good faith by the Seller and/or Seller No. 2 by appropriate proceedings and with respect to which adequate reserves have been established by the Seller and/or Seller No. 2; (ii) minor imperfections of title or easements on real property or leasehold estates as do not in any material respect detract from the value thereof and do not in any material respect interfere with the present use of the property subject thereto; and (iii) materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousemen's, landlord's and other like liens arising in the Ordinary Course of Business or relating to any construction, rebuilding or repair of any property, so long as any such lien does not materially impair the value of such property and lessee has an obligation to remove such lien.

     "Permits"  has  the meaning set forth in the definition of Acquired Assets.

     "Person" means any individual, corporation, company, partnership (limited or general), joint venture, limited liability company, association, trust or other entity.

     "Pomeroy's  Knowledge"  means  the  actual  knowledge  of  Pomeroy.

     "Projected Closing Net Book Value" shall mean the sum of Three Million One Hundred Thirty Thousand Nine Hundred Thirty-Four and 00/100 Dollars ($3,130,934.00).

     "Purchase  Price"  has  the  meaning  set  forth  in  Section  2.3(a).

     "Release" means, except to the extent authorized pursuant to a valid permit, license or exemption issued or approved by a Governmental Authority and in compliance with any such permit, license or exemption, any release or threatened release, spill, emission, leaking, pumping, injection, deposit, discharge, dispersal, leaching or migration of Hazardous Materials into the environment.

     "Required  Consents"  has  the  meaning  set  forth  in  Section  7.5(a).

     "Seller" has the meaning set forth in the first paragraph of this Agreement.

     "Seller No. 2" has the meaning set forth in the first paragraph of this Agreement.

     "Servicing  Agreement"  has  the  meaning  set  forth  in  Section 7.14(b).

     "Soft Costs" means such items as software, maintenance agreements, installation costs, shipping expenses, labor costs and various other "for fee" services provided by Pomeroy.

     "Sublease"  has  the  meaning  set  forth  in  Section  7.14.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall-profits, environmental (including taxes under Code Sec.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

     "Tax  Liability"  means  any  liability  for  Taxes.

     "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Unfunded Customer Leases" means prospective lease transactions for which Seller has granted credit approval or has otherwise committed to finance the lease transaction.

                                    ARTICLE 2
                                BASIC TRANSACTION
                                -----------------

     Section  2.1     Purchase  and  Sale  of  the  Acquired  Assets.
                      ----------------------------------------------

     On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase and acquire from the Seller and Seller No. 2, and Seller and Seller No. 2 agree to sell, transfer, assign and convey to the Buyer, all of the Acquired Assets owned by such party at the Closing free and clear of all Encumbrances, except Permitted Encumbrances, for the consideration specified below and the assumption and payment of the Assumed Liabilities as specified below in Section 2.2.

     Section  2.2     Liabilities  to  be  Paid  at Closing or Assumed by Buyer.
                      ---------------------------------------------------------

     On and subject to the terms and conditions of this Agreement, on the Closing Date, the Buyer agrees to assume and/or pay in full at Closing, as indicated, and become responsible for all of the Assumed Liabilities, as follows, provided such Assumed Liability relates to the Customer Leases that are being acquired under this Agreement:

          (a) Seller's obligation to Pomeroy under an intercompany loan, the outstanding amount of which on the January 5, 2002 Pro Forma Balance Sheet totaled $17,410,359.75;

          (b) Seller's obligation to Pomeroy under an intercompany loan, the current portion of which is contained in the accounts payable portion of the January 5, 2002 Pro Forma Balance Sheet, and as of that date, totaled $2,987,203.86;

          (c) Seller's obligation to Pomeroy under an intercompany loan, reflected as an overdraft on Seller's checking account on the January 5, 2002 Pro Forma Balance Sheet, totaling $308,104.66;

          (d) Seller's obligations to various financial institutions under certain non-recourse financing, the outstanding amount of which on the January 5, 2002 Pro Forma Balance Sheet totaled $33,274,961.05, which non-recourse financing is collateralized by a security interest in the equipment and the lease relating to the financing covered by such indebtedness;

          (e) All of the trade accounts payable of the Seller relating to the Business (other than the current portion owed to Pomeroy as set forth above), the outstanding amount of which totaled $175,214.14 in the aggregate, on the January 5, 2002 Pro Forma Balance Sheet;

          (f) All of the other current liabilities of the Seller relating to the Business which totaled $653,264.56 on the January 5, 2002 Pro Forma Balance Sheet.

     Subject to terms and conditions of this Agreement, Buyer agrees to pay or assume the Assumed Liabilities as set forth in Section 2.2, as such Assumed
Liabilities may be incurred, increased or decreased since the January 5, 2002 Pro Forma Balance Sheet to the Closing Pro Forma Balance Sheet for operations in the Ordinary Course of Business related solely to the Business (except any liabilities relating to the Excluded Assets) or any other transaction permitted by this Agreement.

     It is intent of the parties that Buyer shall pay in full at Closing, to Pomeroy or its lender, Deutsche Financial Services Corporation, as Administrative Agent for itself, and the other required lenders under a Credit Facilities Agreement dated the 28th day of June, 2001, the items set forth in
Section 2.2(a), Section 2.2(b) and Section 2.2(c) above, and shall assume and pay in full and discharge when due, all obligations of Seller set forth in
Section 2.2(d), Section 2.2(e) and Section 2.2(f) above related solely to the Business (except any liabilities relating to the Excluded Assets); provided such items and obligations were incurred in the Ordinary Course of Business and pursuant to the terms of this Agreement.

     Section  2.3     Contracts  to  be  Assumed  by  Buyer.
                      -------------------------------------

     At  Closing,  Buyer  shall  assume:

          (a) All unperformed or unfulfilled obligations of the Seller arising after the Closing under the Customer Leases, including, without limitation, any future funding obligations of Seller with respect to Unfunded Customer Leases set forth on Section 5.11 of the Disclosure Schedule, other than liabilities or obligations arising from a breach by Seller or any of its Affiliates under the Customer Leases prior to the Closing Date; and

          (b) All the obligations and liabilities of Seller arising after the Closing under the Other Contracts set forth on Section 5.12 of the Disclosure Schedule, other than liabilities or obligations arising from a breach by Seller or any of its Affiliates, prior to the Closing Date.

     Notwithstanding any other provision of this Agreement, Buyer is not assuming any debts, liabilities or obligations of Seller, other than the Assumed Liabilities, and Buyer will not, pursuant to these Section 2.2 and Section 2.3, assume or be liable for any Excluded Liabilities.

     Section  2.4     Purchase  Price  for  Purchased  Assets.
                      ---------------------------------------

     Subject to the other terms of this Agreement, the Purchase Price for the Acquired Assets shall be the sum of:

          (a)  The  Net  Book  Value  determined  pursuant  to the provisions of
Article  3;

          (b)  The  liabilities assumed or paid at Closing under Section 2.2(a),
Section 2.2(b), Section 2.2(c), Section 2.2(d), Section 2.2(e) and Section 2.2(f) and

          (c)  The  amount  to  be  paid  to  Seller  under  Section  2.6.

     Section  2.5     Payment  of  the  Purchase  Price.
                      ---------------------------------

          (a) Subject to the conditions, covenants, representations and warranties hereof, at Closing, Buyer shall:

               (i) Deliver by certified or bank cashier's check or by wire transfer to Seller Ninety-Five Percent (95%) of the Projected Closing Net Book Value;

               (ii) Deliver by certified or bank check or by wire transfer to Escrow Agent Five Percent (5%) of the Projected Closing Net Book Value, which funds shall be held pursuant to the terms of the Escrow Agreement; and

               (iii)  Assume  the  Assumed  Liabilities  assumed  or  paid under
Section  2.2.

          (b) Subject to the conditions, covenants, representations and warranties hereof, after the Closing, Buyer shall deliver to the Seller, to the extent received by Buyer any amounts owing pursuant to the provisions of Section 2.6.

     Section  2.6     Month-to-Month  Leases.
                      ----------------------

     Buyer shall pay to Seller as part of the Purchase Price any regularly scheduled basic rental payments actually received by Buyer on or after the Closing Date pursuant to Customer Leases acquired by Buyer that terminated on or prior to December 1, 2001, and which are continuing on a month-to-month basis with the then current lessee for the period commencing on the Closing Date and continuing for six (6) months thereafter. A description of the Customer Leases that terminated on or prior to December 1, 2001 and which continue on a month-to-month basis are set forth in Section 2.6 of the Disclosure Schedule. Buyer shall remit to Seller on a monthly basis any regularly scheduled basic rental payments received during the preceding month. Any Customer Leases acquired by Buyer that terminated after December 1, 2001, and which are continuing on a month-to-month basis shall not be subject to the provisions of this Section 2.6, and any rental payments received by Buyer after the Closing Date relating to such leases shall be the sole property of Buyer. A description of such Customer Leases that terminated after December 1, 2001, and which are continuing on a month-to-month bases are set forth on Section 2.6 of the Disclosure Schedule attached hereto.

     Section  2.7     Allocation  of  Purchase  Price.
                      -------------------------------

     The Purchase Price to be paid to the Seller hereunder, including the liabilities assumed or paid by Buyer pursuant to Section 2.1, shall be allocated as agreed to by the parties to this Agreement. Seller, Seller No. 2 and Buyer agree that each shall act in a manner consistent with such allocation (a) filing in a timely fashion Internal Revenue Form 8594; and (b) in paying sales and other transfer taxes in connection with the purchase and sale of assets pursuant to this Agreement.

     Section  2.8     Certain  Closing  Expenses.
                      --------------------------

     Except as set forth elsewhere herein, Buyer shall be responsible for and shall pay all sales and use taxes (if any), in connection with the conveyance and transfer of the Acquired Assets by Seller and/or Seller No. 2 to Buyer.

                                    ARTICLE 3
                            POST CLOSING ADJUSTMENTS
                            ------------------------

     Section  3.1     Net  Book  Value  Determination.
                      -------------------------------

          (a) Within forty-five (45) days after the Closing Date (the "Post Closing Date"), Seller and Seller No. 2 will deliver to Buyer a copy of the Closing Pro Forma Balance Sheet prepared by Seller, along with any supporting documentation reasonably requested by Buyer, reflecting the Net Book Value as of the Closing Date which shall be defined as the total of the Acquired Assets, less the total of the Assumed Liabilities relating to the Business (except any liabilities relating to the Excluded Assets) ("Net Book Value Report"). The Closing Pro Forma Balance Sheet shall be prepared using the same accounting methods, policies, practices and procedures, with consistent classifications, judgments, estimations and methodologies as used in the preparation of the January 5, 2002 Pro Forma Balance Sheet; provided, however, for purposes of depreciation of the Customer Leases entered into after January 5, 2002 until Closing Date, Seller and Seller No. 2 shall depreciate all Customer Leases over the term of the lease. The Closing Pro Forma Balance Sheet shall likewise reflect any lease fundings that occur up to and including to the Closing.

          (b) Within thirty (30) days following delivery to Buyer of the Net Book Value Report, Buyer shall have the right to object in writing to the results contained therein. During this period, Seller shall grant the Buyer and its accountants access to the relevant books and records and other information relevant to the preparation of the Closing Pro Forma Balance Sheet as shown on the Net Book Value Report. If timely objection is not made by Buyer to the Net Book Value Report, the Net Book Value Report shall become final and binding for purposes of this Agreement. If timely objection is made by Buyer to the Net Book Value Report, and Seller, Seller No. 2 and Buyer are able to resolve their differences in writing within fifteen (15) days following the expiration of such thirty (30) day period, then the Net Book Value Report, as resolved, shall become final and binding as it relates to this Agreement. If timely objection is made by Buyer to the Net Book Value Report, and Seller and Buyer are unable to resolve their differences in writing within such fifteen (15) day period, then all disputed accounting matters pertaining to the Net Book Value Report shall be submitted to and reviewed by an arbitrator (the "Arbitrator") which shall be an independent accounting firm selected by the Seller and Buyer, as applicable. If Seller and Buyer are unable to agree promptly on the accounting firm to serve as the Arbitrator, each shall select by not later than the seventh (7th) day following the expiration of the Net Book Value Report objection period, a recognized independent accounting firm, and each selected accounting firm shall be instructed to jointly select promptly another independent recognized accounting firm, and such third accounting firm shall serve as the Arbitrator. The Arbitrator shall consider only the disputed accounting matters pertaining to the determination and shall act promptly and fairly to resolve all disputed matters and its decision with respect to all disputed matters shall be final and binding upon the parties. The Seller and the Buyer shall furnish or cause to be furnished to the Arbitrator all information the Arbitrator shall reasonably request for purposes of making this determination.

          (c) Expenses of the arbitration shall be borne one-half (1/2) by Buyer and one-half (1/2) by Seller. Each party shall be responsible for its own attorney and accounting fees. If the Net Book Value (by agreement of Buyer and Seller, or if Buyer and Seller fail to agree, by the Arbitrator) is equal to or greater than the Projected Closing Net Book Value, the Buyer shall first pay to Seller by certified or cashier's check or wire transfer the entire Escrow Account, including all interest earned thereon and if the Escrow Account is insufficient, then by certified or cashier's check or wire transfer, from Buyer to Seller, plus interest thereon at the prime rate of The Provident Bank from the Closing Date until the date of payment. If the Net Book Value (by agreement of Buyer and Seller, or if Buyer and Seller fail to agree, by the Arbitrator) is less than the Projected Closing Net Book Value paid by Buyer at Closing and the Escrow Account is sufficient to pay such deficiency, the amount to be paid to Seller shall be decreased by Seller first repaying to Buyer by certified or cashier's check or by wire transfer, from the Escrow Account such deficiency with a proportionate share of the interest thereon, with the remainder of the Escrow Account being paid to Seller with a proportionate share of the interest thereon. If the Net Book Value (by agreement of Buyer and Seller, or if Buyer and Seller fail to agree, by the Arbitrator) is less than the Projected Closing Net Book Value paid by Buyer at Closing and the Escrow Account is insufficient to pay such deficiency, the amount to be paid to Seller shall be decreased by the Seller first repaying to Buyer by certified or cashier's check or by wire transfer, from the Escrow Account such deficiency including all interest earned thereon, then by certified or cashier's check or wire transfer from Seller to Buyer for any remaining amount, plus interest thereon at the prime rate of The Provident Bank from the Closing Date until the date of payment. All payments required under this Section shall be made within five (5) days of the final determination of the Net Book Value. The resolution of any disputed legal matters pertaining to the Net Book Value Report shall be subject to judicial review.
                                    ARTICLE 4
                                   THE CLOSING
                                   -----------

     Section  4.1     Closing.
                      -------

     Upon the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated hereby (the "Closing") shall be at 10:00 A.Mlocal time, at the offices of Keating, Muething & Klekamp, P.L.L. at 1400 Provident Tower, Cincinnati, Ohio on or before March 12, 2002, or such other location, date and time not later than March 29, 2002 as the Buyer and the Seller and Seller No. 2 shall agree upon in writing. The parties shall use their respective best efforts to satisfy the conditions set forth in Article 8 as soon as practicable.

     Section  4.2     Closing  Deliveries.
                      -------------------

     At  the  Closing,  the  parties  hereto  shall  deliver  the  following:

          (a) The Seller and Seller No. 2 (as to the Intellectual Property owned by it) shall deliver to the Buyer:

               (i) a duly executed copies of such bills of sale, assignments of leases, assignment and assumption agreements, Intellectual Property transfer documents in a form suitable for recordation where Seller or Seller No. 2, as applicable, is currently registered as the owner or applicant and/or owns Intellectual Property to be transferred under this Agreement and other instruments of conveyance and/or assumption, in form and substance reasonably satisfactory to the Seller, Seller No. 2 and the Buyer and their respective counsel (and containing no warranties, representations, indemnifications or other terms different from the warranties and representations, indemnifications and other terms set forth in this Agreement) (collectively, the "Conveyance Documents"), necessary or appropriate to convey (or to evidence the conveyance
of) the Acquired Assets to the Buyer in accordance with the terms and conditions of this Agreement and to evidence the Buyer's assumption of the Assumed Liabilities;

               (ii)   a  duly executed original of the Employment Agreement;

               (iii) a receipt of payment by the Buyer of the Purchase Price to be paid at Closing;

               (iv) a certificate as to the good standing of the Seller in the Commonwealth of Kentucky, and Seller No. 2 in the State of Delaware, together with copies of the Certificate of Incorporation, as amended, of the Seller, certified by the Commonwealth of Kentucky, and copies of the Certificate of Incorporation, as amended, of Seller No. 2, certified by the Secretary of State of Delaware.

               (v) resolutions of the Board of Directors and respective shareholder of Seller and Seller No. 2, certified by the Secretary or Assistant Secretary of Seller and Seller No. 2, as applicable, approving and authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;

               (vi) the By-Laws of the Seller and Seller No. 2, certified by the Secretary or Assistant Secretary of the Seller and Seller No. 2, as applicable, as of the Closing Date;

               (vii)  duly executed originals of the Exclusive Vendor Agreement;

              (viii) an opinion of counsel of Seller and Seller No. 2 in form and substance reasonably acceptable to Buyer and its counsel;

               (ix) the Required Consents set forth in Section 7.5 of the Disclosure Schedule;

               (x) all UCC releases with respect to any liens encumbering the Acquired Assets;

               (xi)   duly  executed  originals  of  the  Escrow  Agreement;

               (xii)  duly  executed  originals  of  the  Sublease;  and

               (xiii) duly  executed  originals  of  the  Servicing  Agreement.

          (b)  The  Buyer  shall  deliver  to  Seller  and  Seller  No.  2:

               (i) resolutions of the Board of Directors of the Buyer, certified by the Secretary or Assistant Secretary of the Buyer, approving and authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated

               (ii) an amount equal to the Purchase Price by wire transfer or delivery of other immediately available funds to be paid at Closing (which amount may be paid in whole or in part to Seller's lender, if so desired by Seller);

               (iii) duly executed originals of such of the Conveyance Documents as are required to be executed by the Buyer in connection with the Closing;

               (iv)  duly  executed originals of the Exclusive Vendor Agreement;

               (v) an opinion letter of counsel for Buyer, in form and substance reasonable acceptable to Seller and Seller No. 2;

               (vi) an assignment and assumption agreement under which Buyer shall assume and pay in full when due the liabilities set forth in Section 2.2 and Section 2.3;

               (vii)  duly  executed  originals  of  the  Escrow  Agreement;

               (viii)  duly  executed  originals  of  the  Sublease;  and

               (ix)  duly  executed  originals  of  the  Servicing  Agreement.

          (c)  The  Buyer  shall  deliver  to  Escrow  Agent:

               (i) a certified or bank cashier's check or wire transfer for the aggregate amount to be paid to Escrow Agent pursuant to Section 2.5.

          (d)  The  Buyer  shall  deliver  to  Seller/Pomeroy's  lender:

               (i) a certified or bank cashier's check or wire transfer for the aggregate amount to be paid pursuant to Section 2.2(a), Section 2.2(b) and
Section  2.2(c).

                                    ARTICLE 5
             REPRESENTATIONS AND WARRANTIES CONCERNING THE BUSINESS
             ------------------------------------------------------

     The Seller, Seller No. 2 and Pomeroy, jointly and severally, represent and warrant to the Buyer, except as set forth in the disclosure schedule delivered by Seller and Seller No. 2 to the Buyer on the date hereof (the "Disclosure Schedule"):

     Section  5.1     Organization  and  Qualification.
                      --------------------------------

          (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky. The Seller is duly authorized to conduct business and is in good standing (or the local law equivalent) under the laws of each jurisdiction in which such qualification is legally required, except where the failure to be so qualified would not have an effect that is material and adverse to the financial condition, assets, liabilities, prospects or results of operations of the Business, whether within or outside the control of Seller (a "Material Adverse Effect"). The Seller has full corporate power and authority and all licenses, permits and authorizations necessary to carry on the business in which it is currently engaged and to own and use the properties owned and used by it. Section 5.1 of the Disclosure Schedule contains a true and complete list of all jurisdictions where Seller is qualified as a foreign corporation.

          (b) Seller No. 2 is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller No. 2 is duly authorized to conduct business and is in good standing (or the local law equivalent) under the laws of each jurisdiction in which such qualification is legally required, except where the failure to be so qualified would not have a Material Adverse Effect. Seller No. 2 has full corporate power and authority and all licenses, permits and authorizations necessary to carry on the business in which it is currently engaged and to own and use the properties owned and used by it. Section 5.1 of the Disclosure Schedule contains a true and complete list of all jurisdictions where Seller No. 2 is qualified as a foreign corporation.

     Section  5.2     Authorization  of  Transaction.
                      ------------------------------

     Seller and Seller No. 2 have full power and authority (including full corporate power and authority) to execute and deliver this Agreement and the Conveyance Documents, as applicable to such party, and to perform any of its obligations contemplated hereby and thereby. This Agreement has been, and each of the Conveyance Documents will be, duly and validly executed and delivered by the Seller and/or Seller No. 2, as applicable, and (assuming the due authorization, execution and delivery by the other parties thereto) this Agreement constitutes, and each of the Conveyance Documents will constitute, the legal, valid and binding obligation of the Seller and/or Seller No. 2, as applicable, enforceable against the Seller and/or Seller No. 2, as applicable, in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     Section  5.3     Noncontravention.
                      ----------------

     Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will: (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority, or court to which the Seller or Seller No. 2 are subject or any provision of the Certificate of Incorporation or By-laws of the Seller or of Seller No. 2; (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Customer Lease or Other Contracts involving the Business to which the Seller is a party or by which it is bound or to which any of the Acquired Assets is subject, or any other agreement or arrangement to which Seller or Seller No. 2 is a party or by which it is bound or to which any of the Acquired Assets is subject; or (C) result in the creation of any lien, charge or encumbrance upon any of the Acquired Assets. Except as disclosed in Section 5.3 of the Disclosure Schedule and other than any filing required under the HSR Act, neither Seller nor Seller No. 2 is required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Authority in order for the Seller to consummate the transactions contemplated by this Agreement. Neither Seller nor Seller No. 2 is a party to or bound by any agreement, commitment or understanding which restricts, or will after the Closing Date, restrict the conduct of its business in any jurisdiction or location.

     Section  5.4     Recent  Events.
                      --------------

     Except as set forth in Section 5.4 of the Disclosure Schedule, since November 5, 2001, there has been no event in the operations of the Business which has resulted in or may result in a Material Adverse Effect.

     Section  5.5     Legal  Compliance;  Permits.
                      ---------------------------

     Except as set forth in Section 5.5 of the Disclosure Schedule, Seller and Seller No. 2 are in compliance in all material respects with all Applicable Laws of federal, state, local and foreign governments (and all agencies thereof).
Section 5.5 of the Disclosure Schedule sets forth a full and complete list of all Permits owned by, issued to, or otherwise benefiting Seller and/or Seller
No. 2 with respect to the Acquired Assets, and which are material to the operation of the Acquired Assets and the ownership or use of the Acquired Assets. Such Permits constitute all Permits necessary or useful in the operation of the Business as currently conducted. All of such Permits are valid and in full force and effect and there are no proceedings pending, or to the Knowledge of the Seller, threatened which may result in the revocation, cancellation, suspension or adverse modification of any such Permit. Except as set forth on
Section 5.5 of the Disclosure Schedule, no default or violation, or event that with the lapse of time or giving of notice or both would become a default of violation, has occurred in the due observance of any such Permit.

     Section  5.6     Financial  Statements.
                      ---------------------

          (a) Included in Section 5.6 of the Disclosure Schedule is a balance sheet for the Business as of January 5, 2002 (the "Financial Statements"). Except as disclosed in Section 5.6 of the Disclosure Schedule, or to the extent reflected on or reserved against in the Financial Statements, the Financial Statements (i) have been prepared in accordance with GAAP; (ii) fully reflect all liabilities and contingent liabilities of the Seller and Seller No. 2 required to be reflected therein on such basis as at the date thereof and; (iii) fairly present in all material respects the financial position of Seller and Seller No. 2 as of the date thereof and the results of Seller's and Seller No. 2's operations for the periods indicated.

          (b) Included in Section 5.6 of the Disclosure Schedule is the January 5, 2002 Pro Forma Balance Sheet. The January 5, 2002 Pro Forma Balance Sheet (i) has been prepared in accordance with GAAP; (ii) fully reflects all Assumed Liabilities of the Seller and Seller No. 2 required to be reflected therein on such basis as at the date thereof and; (iii) fairly presents in all material respects the financial position of the Business of Seller and Seller No. 2 as of the date thereof and the results of Seller's and Seller No. 2's operations for the periods indicated.

          (c) The Closing Pro Forma Balance Sheet (i) shall be prepared in accordance with GAAP; (ii) fully reflects all Assumed Liabilities of the Seller and Seller No. 2 required to be reflected therein on such basis as at the date thereof and; (iii) fairly presents in all material respects the financial position of the Business of Seller and Seller No. 2 as of the date thereof and the results of Seller's and Seller No. 2's operations for the periods indicated.

     Section  5.7     Title  to  Assets.
                      -----------------

          (a) Except as set forth in Section 5.7 of the Disclosure Schedule, the Seller and Seller No. 2, as applicable, has/have good and marketable title to, or a valid leasehold interest in the Acquired Assets, free and clear of any Encumbrances or restriction on transfer, except Permitted Encumbrances.

          (b) Seller No. 2 does not own any assets used in the operation of the Business other than the Intellectual Property being acquired under the terms of this Agreement.

     Section  5.8     Tax  Matters.
                      ------------

          (a) Except as set forth in Section 5.8 of the Disclosure Schedule, Seller and Seller No. 2 have filed all Tax Returns required to be filed by Seller and/or Seller No. 2 prior to the expiration of their due date, including extensions. The Tax Returns were correct in all material respects, as filed, and no claims have been assessed with respect to such returns. Except for Taxes the payment of which is being diligently contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles, all Taxes owed by the Seller or Seller No. 2 (whether or not shown on any Tax Return) have been paid. There are no Encumbrances on any of the Acquired Assets of Seller or Seller No. 2 that arose in connection with any failure (or alleged failure) to pay any Tax except for statutory liens relating to Taxes which are not yet due.

          (b) The Seller and Seller No. 2 have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, stockholder or other third party.

          (c) Except as set forth in Section 5.8 of the Disclosure Schedule, there is no dispute, claim, or audit concerning any Tax Liability of Seller or Seller No. 2 either claimed or raised by any authority.

          (d) Except as set forth in Section 5.8 of the Disclosure Schedule, neither the Seller nor Seller No. 2 have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

     Section  5.9     Real  Property.
                      --------------

          (a)  Neither  Seller  nor  Seller  No.  2  owns  any  real  property.

          (b) Section 5.9 of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Business and specifies the location of the real property, the commencement and expiration dates, the amount and type of rental and other charges payable by the tenant, and the name and address of the lessor under each lease or sublease (collectively, the "Leased Properties"). The Seller and Seller No. 2 have delivered to the Buyer correct and complete copies of the leases (collectively, the "Leases") and subleases (collectively, the "Subleases") listed in Section 5.9 of the Disclosure Schedule. With respect to each lease and sublease listed in Section 5.9 of the Disclosure Schedule:

               (i) the Lease or Sublease is legal, valid, binding, enforceable and in full force and effect against Seller, or Seller No. 2, as applicable, in all material respects;

               (ii) Neither Seller nor Seller No. 2 and, to the Knowledge of Seller, any other party to the Lease or Sublease is, in material breach or default and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification or acceleration thereunder;

               (iii) no party to the Lease or Sublease has repudiated any material provision thereof;

               (iv) there are no material disputes, oral agreements or forbearance programs in effect as to the Lease or Sublease; and

               (v) Seller and Seller No. 2 have, in all material respects, performed all of the obligations required to be performed by it as of the date hereof and possesses and quietly enjoys the Leased Properties to which it is a party;

               (vi) except for Permitted Encumbrances, the Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold.

     Section  5.10     Intellectual  Property.
                       ----------------------

          (a)  Section  5.10  of  the  Disclosure  Schedule  identifies  the
Intellectual Property used in the conduct of the Business, including a designation of ownership, and identifies each application for trademark, tradename, service mark, copyright or other registration or patent which the Seller or Seller No. 2 have made with respect to any of such Intellectual Property. All Intellectual Property registrations, filings or patents owned by Seller or Seller No. 2, and licensed or assigned to Seller or Seller No. 2, are in full force and effect.

          (b) Seller and/or Seller No. 2 have title or the right to use by ownership, license or otherwise all Intellectual Property rights that are currently used in the operation of the Business.

          (c)  Except  as  set forth in Section 5.10 of the Disclosure Schedule:
(i) no third party asserts that the Seller or Seller No. 2 has infringed upon or misappropriated any Intellectual Property rights of third parties; and (ii) no third party is asserted by the Seller or Seller No. 2 to have infringed upon or misappropriated any Intellectual Property rights of the Seller or Seller No. 2.

          (d) After the Closing Date, the Intellectual Property as used in the conduct of Business will not infringe upon the rights of others.

     Section  5.11     Customer  Leases.
                       ----------------

          (a) As of the signing of this Agreement, Section 5.11 of the Disclosure Schedule contains a true, correct and complete list of all Customer Leases entered into prior to January 5, 2002, and as of the Closing Date shall contain a true, correct and complete list of all Customer Leases, identifies all Unfunded Customer Leases as of January 5, 2002, and as of the Closing Date shall identify all Unfunded Customer Leases and sets forth or reflects with respect to each such Customer Lease (i) the commencement and expiration dates thereof, (ii) the amount and frequency of payments due thereunder, (iii) a description of any renewal and purchase options, and the booked residual value of the leased equipment (iv) the amount of any delinquent or advance payments, (v) the amount of any security deposit, (vi) the estimated residual value of the leased equipment, (vii) the classification of such lease as an operating or a direct financing lease (in accordance with Statement of Financial Accounting Standards No. 13, Accounting for Leases ("SFAS-13") for purposes of the Financial Statements and Closing Pro Forma Balance Sheet, (viii) whether Seller is the lessor/vendor/lender/seller thereunder, and (ix) any and all addenda, amendments, modifications or supplements.

          (b) True and complete copies of each Customer Lease have been delivered to, or made available for inspection by, Buyer. Each Customer Lease is a valid, binding and enforceable agreement of Seller and, to the best of Seller's Knowledge, each of the other parties thereto. Except as indicated on
Section 5.11 of the Disclosure Schedule, neither Seller, Pomeroy or to the best of Seller's or Pomeroy's Knowledge, any other party to any Customer Lease is in violation of or in default under such Lease and no events or circumstances have occurred which constitute, or, after notice or lapse of time or both would constitute, a violation or default thereunder on the part of Seller or, to the best of Seller's or Pomeroy's Knowledge, any other party thereto. Except as set forth on Section 5.11 of the Disclosure Schedule, each Customer Lease will continue to be binding in accordance with its terms after the Closing Date. Seller has not received any notices of destruction or loss of use of the Equipment.

          (c) Each of the Customer Leases has been entered into by Seller in the Ordinary Course of Business, in accordance with the past practices of Seller and general operating guidelines, as modified from time to time.

          (d)  The  booked  residual values of the leased equipment set forth on
Section 5.11 of the Disclosure Schedule and reflected in the Financial Statements were established in good faith and are based upon reasonable assumptions by management of Seller utilizing such management's reasonable best efforts to estimate, based upon past experience, judgment and market data, the value of the leased equipment at the termination of such Customer Lease. Each Customer Lease is and will be properly recorded on the books and records of Seller, and is and will be properly reflected in the Financial Statements and the Closing Pro Forma Balance Sheet, in accordance with SFAS-13.

     Section  5.12     Other  Contracts.
                       ----------------

          (a) Section 5.12 of the Disclosure Schedule contains a true and complete list of all of the Other Contracts (whether written or oral), other than the Customer Leases, Real Property Leases and insurance contracts, to which Seller or Seller No. 2 is a party or by which Seller or Seller No. 2 is bound or to which Seller or Seller No. 2 or any of its respective assets is subject. True and complete copies of each such Other Contracts and true and complete written summaries of each such oral contract described on Section 5.12 of the Disclosure Schedule have been delivered to Buyer.

          (b) The Other Contracts are valid, binding, enforceable agreements of Seller and, to the best of Seller's Knowledge, all other parties thereto; no party to any such contract is in violation of or in default under such contracts and no events or circumstances have occurred which constitute, or, after notice or lapse of time or both would constitute, a violation or default thereunder on the part of Seller and, to the best of Seller's Knowledge, any other party thereto; and, except as described on Section 5.12 of the Disclosure Schedule, such Other Contracts will continue to be binding in accordance with their terms after the Closing Date.

     Section  5.13     Equipment  Held  for  Sale  or  Lease.
                       -------------------------------------

     The Equipment held by Seller for sale or lease, is listed on Section 5.13 of the Disclosure Schedule under the heading "Equipment" and the Fixed Assets are listed on Section 5.13 of the Disclosure Schedule under the heading "Fixed Assets". Except as noted in Section 5.13 of the Disclosure Schedule, the Equipment and Fixed Assets, are in good condition and repair (ordinary wear and tear not impairing functionality excepted). Except as noted in Section 5.13 of the Disclosure Schedule, the Equipment other than equipment previously leased to customers and, to the Knowledge of Seller, the Equipment that is equipment previously leased to customers has been maintained in accordance with normal industry practice. Except as indicated in Section 5.13 of the Disclosure Schedule, the Equipment and Fixed Assets are owned by Seller, and will after the Closing Date be owned by the Buyer, in each case free and clear of any liens, claims or encumbrances, except Permitted Encumbrances. The Equipment and Fixed Assets are located at the locations designated in Section 5.13 of the Disclosure Schedule.

     Section  5.14     Insurance.
                       ---------

          (a) Section 5.14 of the Disclosure Schedule sets forth the following information with respect to each material insurance policy (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) relating to the conduct of the Business with respect to which the Seller, is a party, a named insured or otherwise the beneficiary of coverage:

               (i)  the  name,  address  and  telephone  number  of  the  agent;

               (ii) the name of the insurer, the name of the policyholder and the name of each covered insured;

               (iii) the policy number, the premium payments and the period of coverage;

               (iv) the scope (including an indication of whether the coverage is on a claims made, occurrence or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

               (v) a description of any retroactive premium adjustments or other material loss-sharing arrangements.

     Except as set forth in Section 5.14 of the Disclosure Schedule, with respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable and in full force and effect in all material respects; (B) neither the Seller nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default or permit termination, modification or acceleration, under the policy; and (C) no party to the policy has repudiated any material provision thereof.

          (b) Section 5.14 of the Disclosure Schedule describes any material self-insurance arrangements affecting the Seller and relating to the Business.

     Section  5.15     Litigation.
                       ----------

     Except as set forth in Section 5.15 of the Disclosure Schedule, neither the Seller nor Seller No. 2: (i) is subject to any injunction, judgment or judicial order or decree relating to the Acquired Assets or the Business that remains outstanding and in effect as of the date of this Agreement; or (ii) is a party or, to the Knowledge of the Seller, is threatened to be made a party to any action, suit, proceeding, hearing or investigation of, in or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator relating to the Acquired Assets or the Business. Except as set forth in Section 5.15 of the Disclosure Schedule, each action, suit and proceeding listed on the Disclosure Schedule is fully covered by existing policies of insurance.

     Section  5.16     Employee  Benefits.
                       ------------------

          (a) Section 5.16 of the Disclosure Schedule identifies each Employee Benefit Plan that the Seller, Seller No. 2 or Pomeroy maintains or to which the Seller, Seller No. 2 or Pomeroy contributes for the benefit of the employees or former employees of Seller and/or Seller No. 2.

               (i) Each such Employee Benefit Plan (and each related trust, insurance contract or fund) complies in form and in operation with the applicable requirements of ERISA, the Code and other Applicable Laws. Except as set forth in Section 5.16 of the Disclosure Schedule, Seller and Seller No. 2 warrant that its respective defined benefit and defined contribution plans have Internal Revenue Service determination letters establishing that such plans are qualified ERISA plans, except to the extent of any provisions for which the remedial amendment period still permits amendments to be timely adopted for purposes of the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment

Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Internal Revenue Service Restructuring and Reform Act of 1998 ("GUST").

              (ii) All required reports and descriptions (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1s, and Summary Plan Descriptions) have been filed or distributed appropriately with respect to each such Employee Benefit Plan. To the Knowledge of the Seller, the requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Sec. 4980B have been substantially met with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan and which is subject to such requirements.

              (iii) All premiums or other payments which are due have been paid to each Employee Benefit Plan and all premiums or other payments for any payroll period ending prior to the Closing Date will be paid to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan or accrued in accordance with the past custom and practice of the Seller.

               (iv) The Seller and Seller No. 2 have made available to the Buyer correct and complete copies of the current plan documents, summary plan descriptions, the most recent determination letter received from the IRS, the most recent Form 5500 Annual Report and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

          (b) Neither Seller nor Seller No. 2 has contributed to or has been required to contribute to any Multiemployer Plan or has any liability (including withdrawal liability), contingent or otherwise, under any Multiemployer Plan.

     Section  5.17     Sufficiency  of  Assets.
                       -----------------------

     The properties and assets owned or leased by Seller and/or Seller No. 2 and being conveyed as part of the Acquired Assets comprise substantially all the properties and assets currently used by Seller or Seller No. 2 in the Business and are sufficient for the continued operation of the Business.

     Section  5.18     Labor  Matters.
                       --------------

          (a) Seller No. 2 has no employees other than Vic Eilau. Seller has not experienced any strike or labor difficulty resulting in any interruption of work or received any notice of any union organizational effort relating to any of its employees. Seller is not a party to any collective bargaining agreement with any labor organization.

          (b) Except as disclosed in Section 5.18 of the Disclosure Schedule, no party (including, but not limited to, employees and governmental agencies of any kind) has made any claim, and, to the best of Seller's Knowledge, there is no basis for any such claim, against Seller or Seller No. 2 under or arising out of any employment agreement or arrangement, or arising out of any federal, state or local statute, ordinance or regulation relating to discrimination with respect to employees or any other employment practices, including, without limitation, retirement, labor relations, equal employment opportunity and occupational, safety and health standards.

     Section  5.19     Interest  in  Customers,  Suppliers,  Creditors  and
                       ----------------------------------------------------
                       Competitors.
                       ------------

     Except as disclosed in Section 5.19 of the Disclosure Schedule, neither Seller nor any shareholder or officer, director or employee of either, nor any spouse or child of any of them, has any material (whether as to Seller or any Shareholder or as to any such customer, supplier, creditor or competitor) direct or indirect interest in any customer, supplier, creditor or competitor of Seller or in any person from whom or to whom Seller leases any equipment, or in any other person with whom Seller is doing business.

     Section  5.20     Notes  and  Accounts  Receivable.
                       --------------------------------

     All accounts and notes or other advance receivables of the Seller arising in connection with the operation and conduct of the Business reflected in the Financial Statements which are included as Acquired Assets are reflected properly on its books and records, are genuine and valid receivables subject to no setoffs or counterclaims, have arisen solely out of bona fide sales and deliveries of goods, performance of services and other business transactions in the Ordinary Course of Business, are current and collectible net of any reserves and will be collected in accordance with their terms at their recorded amounts.

     Section  5.21     Environmental,  Health,  and  Safety  Matters.
                       ---------------------------------------------

          (a) Except as set forth in Section 5.21 of the Disclosure Schedule, Seller and Seller No. 2 has complied and is in compliance with all Environmental, Health, and Safety Requirements.

          (b) Except as set forth in Section 5.21 of the Disclosure Schedule, without limiting the generality of the foregoing, the Seller and Seller No. 2 has obtained, complied and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the operation of the Business; a list of all such permits, licenses and other authorizations currently held by Seller or Seller No. 2 is set forth on Section 5.21 of the Disclosure Schedule.

          (c) Except as set forth in Section 5.21 of the Disclosure Schedule, neither Seller nor Seller No. 2 has received any notice, report or other information from any Governmental Authorities or any other person regarding any actual or alleged violation of Environmental, Health, and Safety Requirements or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, arising under any Environmental, Health, and Safety Requirements.

          (d) Except as set forth in Section 5.21 of the Disclosure Schedule, neither Seller nor Seller No. 2 has treated, stored, disposed of, arranged for or permitted the disposal of, transportation of, handling, or Release of any Hazardous Material, in compliance with Environmental, Health, and Safety Requirements.

          (e) Except as set forth in Section 5.21 of the Disclosure Schedule, no Release of any Hazardous Material has occurred on, at, from or to any real or personal property operated, occupied, leased or managed by Seller or Seller No. 2 that constitutes Acquired Assets that requires investigation, assessment, monitoring, remediation, response, removal, corrective action, cleanup or any similar action under Environmental, Health and Safety Requirements, except where such Release would not have a Material Adverse Effect.

     Section  5.22     Absence  of  Undisclosed  Liabilities.
                       -------------------------------------

     Except for the Unfunded Customer Leases set forth on Section 5.11 of the Disclosure Schedule, there are no liabilities of Seller or Seller No. 2, whether accrued, absolute, fixed, contingent or otherwise, other than those disclosed in
Section 5.22 of the Disclosure Schedule or reflected in the Financial Statements or incurred in the Ordinary Course of Business since January 5, 2002.

     Section  5.23     Employees.
                       ---------

     Set forth in Section 5.23 of the Disclosure Schedule is the name, date of hire, current status (i.e., full or part time, sick or disability leave, etc.),
                       ----
job designation, current salary or wage and a description of fringe benefits of each employee of Seller and Seller No. 2. Except as set forth in Section 5.23 of the Disclosure Schedule and other than commissions arising under the Customer Leases in the Ordinary Course of Business, neither Seller, Seller No. 2 nor Pomeroy has any outstanding obligations or liabilities to the employees of the Business.

     Section  5.24     Absence  of  Certain  Changes.
                       -----------------------------

     Since January 5, 2002, except as shown in Section 5.24 of the Disclosure Schedule, there has not been:

          (a) Other than changes in the economy generally, any material adverse change in the condition (financial or otherwise), assets, liabilities (accrued, absolute, fixed, contingent or otherwise) or business of Seller or Seller No. 2;

          (b) Any waiver by Seller or Seller No. 2 of any material right or rights of value, or any material payment, direct or indirect, of any debt, liability or other obligation before the same shall have become due in accordance with its terms;

          (c) Any change in the accounting methods, practices or policies followed by Seller;

          (d) Except in the Ordinary Course of Business, any increase in the compensation payable or to become payable by Seller or Seller No. 2, or any increase in the rate of commission or other variable compensation to be paid by Seller or Seller No. 2 to any person;

          (e) Any merger or consolidation of or by Seller or Seller No. 2 with any other entity or any acquisition of all or any part of the stock, equity interest or the business or assets of any other association, corporation or business organization by Seller or Seller No. 2;

          (f) Except for the sale, lease, replacement or disposition of Fixed Assets in the Ordinary Course of Business, any sale, lease, disposition of, mortgage, pledge or creation of any lien or encumbrance on, or any waiver of any substantial rights relating to, any material property or assets, tangible or intangible, of Seller or Seller No. 2;

          (g) Any contract, agreement or transaction out of the Ordinary Course of Business;

          (h) Any acquisition of assets by Seller or Seller No. 2 other than in the Ordinary Course of Business;

          (i) Any revaluation of any of the material assets of Seller or Seller No. 2; or

          (j) Any event or condition not in the Ordinary Course of Business of Seller or Seller No. 2.

     Section  5.25     Disclosures.
                       -----------

     Neither this Agreement nor the Disclosure Schedule contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

     Section  5.26     Broker.
                       ------

     The Seller and Seller No. 2 have no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

                                    ARTICLE 6
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                   -------------------------------------------

     The Buyer represents and warrants to the Seller and Seller No. 2 as follows:

     Section  6.1     Organization  of  the  Buyer.
                      ----------------------------

     The Buyer is a corporation organized, validly existing and in good standing under the laws of the State of Ohio.

     Section  6.2     Authorization  of  Transaction.
                      ------------------------------

     The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid, legal and binding obligation of the Buyer, enforceable in accordance with its terms and conditions. This Agreement has been, and each of the Conveyance Documents will be, duly and validly executed and delivered by the Buyer, and (assuming the due authorization, execution and delivery by the other parties thereto) this Agreement and each of the Conveyance Documents will constitute the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     Section  6.3     Noncontravention.
                      ----------------

     Neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency or court to which the Buyer is subject or any provision of its charter or bylaws; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. Except as set forth in Section 6.3 of the Disclosure Schedule and other than any filing required under the HSR Act, the Buyer does not need to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority in order for the parties to consummate the transactions contemplated by this Agreement.

     Section  6.4     Brokers'  Fees.
                      --------------

     The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

                                    ARTICLE 7
                                    COVENANTS
                                    ---------

     Section  7.1     Conduct  of  Business.
                      ---------------------

     Except as set forth on Section 7.1 of the Disclosure Schedule, as otherwise expressly permitted by this Agreement or as consented to by the Buyer, during the period from the date of this Agreement through the Closing Date, the Seller shall use its commercially reasonable efforts to: (a) conduct the Business in the Ordinary Course of Business; (b) preserve the present business organization and relationships of the Business; and (c) preserve the rights, franchises, goodwill and relations of the customers and others with whom business relationships exist with the Business. Without limiting the generality of the foregoing, except as otherwise contemplated or permitted by this Agreement or as consented to by the Buyer, the Seller will not, during the period from the date of this Agreement through the Closing Date: (x) take or cause to be taken any action described in Section 5.24 hereof; (y) sell, assign or convey or enter into an agreement to sell, assign or convey any Acquired Assets of the Business (excepting the sale of equipment in the Ordinary Course of Business); (z) increase or change in any material respect the compensation or benefits of employment of any employees.

     Section  7.2     Confidentiality  and  Announcements.
                      -----------------------------------

          (a) Except as provided in Section 7.2(b), neither the Seller or Seller No. 2, nor the Buyer, nor any of their respective Affiliates, shall publicly disclose the execution, delivery or contents of this Agreement other than: (i) with the prior written consent of the other party hereto; or (ii) as required by any Applicable Law or the applicable rules of any stock exchange upon prior notice to the other party hereto.

          (b) The Buyer, the Seller and Seller No. 2 shall agree with each other as to the form, timing and substance of any press release or other public disclosure, including any general announcement to employees, related to this Agreement or the transactions contemplated hereby or thereby, provided however,
                                                               ----------------
that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which its counsel determines to be required by any Applicable Law or the applicable rules of any stock exchange.

     Section  7.3     Expenses.
                      --------

     Regardless of whether any or all of the transactions contemplated by this Agreement are consummated and except as otherwise expressly provided herein, the Buyer, Pomeroy, the Seller and Seller No. 2 shall each bear their respective direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby or thereby.

     Section  7.4     Access;  Certain  Communications.
                      --------------------------------

     Between the date of this Agreement and the Closing Date, subject to Applicable Laws relating to the exchange of information, the Seller shall afford to the Buyer and its authorized agents and representatives reasonable access, upon reasonable notice and during normal business hours, to all contracts, documents and information of or relating to the Acquired Assets, Assumed Liabilities and operations and other aspects of the Business. The Seller and Seller No. 2 shall cause the employees of the Business to provide reasonable assistance to the Buyer in the Buyer's investigation of matters relating to the Business, provided however, that the Buyer's investigation shall be conducted in
          ----------------
a manner which does not interfere with the normal operations, customers and employee relations of the Business.

     Section  7.5     Regulatory  Matters,  Third  Party  Consents.
                      --------------------------------------------

          (a) The Buyer, the Seller and Seller No. 2 shall cooperate with each other and: (i) shall use their commercially reasonable efforts promptly to prepare and to file all necessary documentation and to effect all applications, notices, petitions and filings with each Governmental Authority which are necessary or advisable to consummate the transactions contemplated by this Agreement; and (ii) shall use their commercially reasonable efforts to obtain as promptly as practicable any permit, consent, approval, waiver or authorization of such Governmental Authority or other third party consent which is necessary or advisable to consummate the transactions contemplated by this Agreement, including the consents, approval and authorizations set forth on Section 7.5 of the Disclosure Schedule on or prior to the Closing Date except with respect to the HSR Act approval, the filing of which is the obligation of Buyer (the "Required Consents").

          (b) The Buyer, the Seller and Seller No. 2 shall have the right to review in advance, and shall consult with the other party on, in each case subject to Applicable Laws relating to the exchange of information, all the information relating to the Seller and Seller No. 2, the Business or the Buyer, as the case may be, and any of their respective Affiliates, which appear in any filing made with or written materials submitted to, any Governmental Authority or any other third party in connection with the transactions contemplated by this Agreement. The parties hereto agree that they will consult with each other with respect to the obtaining of any permit, consent, approval or authorization of a Governmental Authority or other third party necessary or advisable to consummate the transactions contemplated by this Agreement and each party shall keep the other apprised of the status of obtaining any such permit, consent, approval or authorization. The party responsible for any such filing shall promptly deliver to the other party evidence of the filing of all applications, filings, registrations and notifications relating thereto, and any supplement, amendment or item of additional information in connection therewith. The party responsible for a filing shall also promptly deliver to the other party a copy of each notice, order, opinion and other item of correspondence received from or sent to any Governmental Authority by such filing party in respect of any such application. In exercising the foregoing rights and obligations, the Buyer, the Seller and Seller No. 2 shall act reasonably and promptly.

          (c) The Buyer, the Seller and Seller No. 2 shall, upon request, furnish each other with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary in connection with any statement, filing, notice or application made by or on behalf of the Buyer, the Seller, Seller No. 2 or any of their respective Affiliates to any Governmental Authority in connection with the transactions contemplated by this Agreement (except to the extent that such information would be, or relates to information that would be, filed under a claim of confidentiality).

          (d) The Buyer, the Seller and Seller No. 2 shall promptly advise each other upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any requisite regulatory approval will not be obtained or that the receipt of any such approval will be materially delayed.

     Section  7.6     Further  Assurances.
                      -------------------

     On and after the Closing Date, each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall, on or prior to the Closing Date, use its commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the transactions contemplated hereby.

     Section  7.7     Notification  of  Certain  Matters.
                      ----------------------------------

          (a) Each party shall give prompt notice to the other party of (i) the occurrence, or failure to occur, of any event or the existence of any condition that has caused or could reasonably be expected to cause any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect at any time after the date of this Agreement, up to and including the Closing Date (except to the extent such representations and warranties are given as of a particular date or period and relate solely to such particular date or period); and (ii) any failure on its part to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

          (b) Except with respect to Section 5.11 of the Disclosure Schedule, the Seller and/or Seller No. 2 shall, prior to the Closing, with the prior written consent of Buyer, which shall not be unreasonably withheld, supplement any Section of the Disclosure Schedule (collectively, the "Supplemental Schedules") to reflect any change or event that occurs in the Ordinary Course of Business after the date of this Agreement or otherwise to amend any such representation or Schedule to correct any inadvertent statement or omission; provided, however, that the impact of all matters disclosed in any such
------------------
supplementation, amendment or correction shall not, individually or in the aggregate, have a Material Adverse Effect. Upon written consent of the Buyer, which shall not be unreasonably withheld, such Supplemental Schedules shall be deemed to be part of the Disclosure Schedule. With respect to Section 5.11 of the Disclosure Schedule, Seller shall supplement Section 5.11 of the Disclosure Schedule prior to and on the Closing Date to reflect any change or event that occurs after the date of this Agreement with respect to the Customer Leases entered  into  prior  to  January  5, 2002; provided, however, the impact of all
                                            --------  -------
matters disclosed shall not, individually or in the aggregate, have a Material Adverse Effect, and to reflect Customer Leases entered into on or after January 5, 2002. Within five (5) days of the execution of this Agreement, Buyer shall supplement Section 5.11 of the Disclosure Schedule to reflect Customer Leases entered into on or after January 5, 2002 and prior to the execution of this Agreement and Buyer shall, in its sole and absolute discretion, approve or reject such Customer Leases or Unfunded Customer Leases within five (5) days of receiving such supplement. Thereafter, within five (5) days of supplementing
Section 5.11 of the Disclosure Schedule, Buyer, in its sole and absolute discretion, may accept or reject any such Customer Leases or Unfunded Customer Leases reflected on such supplement. In the event Buyer agrees to assume such Customer Leases, Section 5.11 of the Disclosure Schedule shall be supplemented to include such Customer Leases.

     Section  7.8     Maintenance  of  Records  and  Reporting  Requirements.
                      ------------------------------------------------------

          (a) Through the Closing Date, the Seller and Seller No. 2 shall cause the Business to maintain its Books and Records in all material respects in the same manner and with the same care that its Books and Records have been maintained prior to the execution of this Agreement. From and after the Closing Date, each of the parties shall permit the other party reasonable access to any applicable Books and Records in its possession and the right, at their own expense, to duplicate such Books and Records, to the extent that the requesting party has a reasonable business purpose for requesting such access or duplication. Each party hereto shall notify the other party of any extension of any applicable statute of limitations related to such Books and Records and either party shall obtain the consent of the other party before destroying any of its Books and Records retained pursuant to this Section 7.8. Notwithstanding any other provision of this Section 7.8, access to any Books and Records may be denied to the requesting party if the other party is required under Applicable Law to deny such access. The Seller and Seller No. 2 and the Buyer agree that each of them shall preserve and keep the records held by it relating to the Business of the Seller for a period of three (3) years from the Closing Date or such later date as may be required by Applicable Law and shall make such records and employees (to the extent possible) available to the other as may be reasonably required by such party in connection with, among other things, any insurance claims by, legal proceedings against or governmental investigations or Tax audits, examination, or Tax-related litigation of the Seller, Seller No. 2 or the Buyer or any of their respective Affiliates or in order to enable the Seller, Seller No. 2 or the Buyer to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby. In the event the

Seller, Seller No. 2 or the Buyer wishes to destroy such records after that time, such party shall first give sixty (60) days prior written notice to the other and such other party shall have the right at its option and expense, upon prior written notice given to such party within that sixty (60) day period, to take possession of the records within ninety (90) days after the date of such notice.

          (b) After the Closing, Seller, Seller No. 2 and Buyer shall cooperate in the filing of any Tax Returns, audits, examinations or Tax-related litigation by providing each other with reasonable access to records, documents and employees relating to the Acquired Assets, the Business or the Excluded Assets or Excluded Liabilities.

     Section  7.9     No  Solicitation.
                      ----------------

          (a) The Seller will not, directly or indirectly, solicit, initiate or encourage the submission of any inquiries or proposals relating to the acquisition of the Acquired Assets or the Business (including any acquisition structured as a merger, consolidation or share exchange); provided, however,
                                                              -----------------
that the Seller, its shareholders and their respective officers and trustees shall remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner, any effort or attempt by any person to do or seek any of the foregoing to the extent their fiduciary duties may require.

          (b) For a period beginning on the Closing Date and ending upon the termination of the Exclusive Vendor Agreement, each of Seller, Seller No. 2 and Pomeroy hereby covenants and agrees that it shall not, either directly or indirectly, (x) hire, solicit, entice away or cause or arrange for another Person to hire, solicit or entice away any Person that is (i) an Employee of Seller that commences employment with Buyer after the Closing Date, or (ii) a director, officer or employee of Buyer or The Provident Bank that engages in the Business; it being the intent of the parties that Seller, Seller No. 2 or Pomeroy shall not solicit any Employee of Buyer without the consent of, or otherwise interfere with, the Business acquired by the Buyer hereunder or the relationship of the Buyer with any customer, supplier or vendor of such Business or any other Persons with which the Buyer interacts regarding such Business; provided, however, subject to the terms of the Servicing Agreement, nothing
------------------
contained herein shall prevent Seller from pursuing any rights or remedies it may have under the customer leases being retained by Seller under the terms of this Agreement. In the event of a breach or threatened breach by Seller, Seller No. 2 or Pomeroy of the provisions of Section 7.9(b) of this Agreement, the Buyer shall be entitled to an injunction restraining the Seller, Seller No. 2 or Pomeroy from any such breach. Nothing herein shall be construed as prohibiting the Buyer or any of its Affiliates from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

          (c) For a period beginning on the Closing Date and ending upon the termination of the Exclusive Vendor Agreement, Buyer hereby covenants and agrees that it shall not, either directly or indirectly, (x) hire, solicit, entice away or cause or arrange for another Person to hire, solicit or entice away any Person that is (i) an employee of Pomeroy or any of its subsidiaries, except as contemplated by this Agreement, it being the intent that Buyer shall not solicit any employees of Pomeroy or its subsidiaries without the written consent of Pomeroy. In the event of a breach or threatened breach by the Buyer of the provisions of Section 7.9(c) of this Agreement, Pomeroy shall be entitled to an injunction restraining the Buyer from any such breach. Nothing herein shall be construed as prohibiting Pomeroy or any of its subsidiaries from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

     Section  7.10     Non-Competition.
                       ---------------

          (a) For a period beginning on the Closing Date and ending upon the termination of the Exclusive Vendor Agreement, each of Seller, Seller No. 2 and Pomeroy hereby covenants and agrees that it shall not, within North America, either directly or indirectly, (x) in any manner engage in or operate, manage or maintain a business that competes, in whole or in part, with the Business or (y) participate as a stockholder, member, partner, agent or representative or other independent contractor of, or have any direct or indirect financial interest in, any enterprise that is engaged, or plans to engage, in any business that competes with the Business or in the operation, management or maintenance of any business that competes, in whole or in part, with the Business within North America; provided, however that the foregoing restriction shall be inapplicable
          -----------------
to (i) the ownership of less than one percent (1%) of the securities of any publicly traded company; (ii) the ownership of and the performance of any and all actions relating to the continued leasing, remarketing or selling of any equipment subject to a customer lease that is an Excluded Asset under the provisions of this Agreement; (iii) the ownership of stock in Val Tech Computer Systems, Inc. incident to the winding down in the ordinary course of business of all of the leases currently owned by Val Tech Computer Systems, Inc.; or (iv) any activity permitted under the terms of the Exclusive Vendor Agreement between the parties that relates to lease opportunities that are rejected by Buyer pursuant to the terms thereof; the intention of the parties being that after the Closing Date Seller and Seller No. 2 shall not continue to engage in the Business except as specifically set forth in these Section 7.10(i), Section 7.10(ii), Section 7.10(iii) and Section 7.10(iv). In the event of a breach or threatened breach by Seller, Seller No. 2 or Pomeroy of the provisions of this
Section 7.10, the Buyer shall be entitled to an injunction restraining Seller, Seller No. 2 or Pomeroy, as the case may be, from any such breach. Nothing herein shall be construed as prohibiting the Buyer or any of its Affiliates from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

          (b) Pomeroy shall not sell all or substantially all of its assets, in one transaction or a series of transactions, unless the acquiror of such assets agrees to be bound by the terms of this Agreement.

     Section  7.11     Employment  of  New  Employees.
                       ------------------------------

          (a) As of the Closing Date, the Seller and Seller No. 2 shall terminate all of Seller's and Seller No. 2's employees, as applicable. The Buyer shall offer employment to all of Seller's and Seller No. 2's employees listed on
Section 5.23 of the Disclosure Schedule and such employees that accept employment with Buyer shall be deemed New Employees. Buyer shall offer employment to such New Employees at initial salary, benefits and on the other terms and conditions which, in the aggregate, are comparable to those enjoyed by the New Employees on the date of this Agreement (other than changes in wages, salaries, benefits or other terms and conditions occurring in the Ordinary Course of Business).

          (b) After the Closing Date, each of the New Employees shall be entitled to participate in the benefits afforded from time to time by Buyer to employees of Buyer (including, but not limited to, vacations, medical and life insurance plans, pension plans, profit sharing plans and disability insurance), to the extent such employee is otherwise eligible under the terms and conditions of the applicable plan or policy and as such benefit program or plans may, from time to time, be amended, modified or terminated with or without prior notice. This covenant shall not be construed to limit in any respect Buyer's right to establish, amend, modify or terminate any benefit, plan or policy.

          (c) For purposes of eligibility, vesting and determination of benefits available under any such benefit programs or plans of Buyer, any prior service of an employee of Seller or Seller No. 2 that becomes a New Employee shall be credited as years of service with Buyer.

     Section  7.12     Transfer  of  Name.
                       ------------------

     Within five (5) days after the Closing Date, Seller shall prepare and file an amendment to its Articles of Incorporation changing Seller's name and changing Seller No. 2's name. Seller agrees not to use the name "Technology Integration Financial Services", "T.I.F.S. Advisory Services, Inc." or any derivation thereof after the Closing Date in connection with any business, except as provided herein.

     Section  7.13     License  to  Use  Name.
                       ----------------------

     For a period of three (3) years from the Closing Date or for such longer period as may be mutually agreed upon by the parties (the "License Period"), Buyer hereby grants to Seller a non-exclusive, nontransferable license to use the name "T.I.F.S." (the "Name") for the sole purpose of administering the leases under Section 7.10. All rights not specifically granted to the Seller herein are reserved by Buyer. Seller acknowledges Buyer's ownership of the Name and will not at any time do or cause to be done any act or thing contesting or in any way impairing or intending to impair any part of such ownership. Seller shall not use the Name in a form and manner that may (a) reduce the value of the Name or (b) wrongfully injure the Buyer's Business or the reputation of the Name.

     Section  7.14     Lease  of  Office  Space/Administrative  Services.
                       -------------------------------------------------

          (a) Seller's and Seller No. 2's current employees are located at the local and regional offices of Seller or Pomeroy. On the Closing Date, Pomeroy agrees to enter into a Sublease with Buyer, in form and substance acceptable to Buyer and Pomeroy for a term of three (3) years to provide to Buyer the office space currently utilized by employees of Seller that become New Employees. Pursuant to the terms of such Sublease, Buyer shall pay Seller base rent in the amount of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), payable in equal monthly installments of Twenty Thousand Eight Hundred Thirty-Three Dollars and 33/100 ($20,833.33) for the first twelve (12) month period of the initial term of the Sublease. Thereafter, Buyer shall pay the sum of Two Hundred Thousand and 00/100 Dollars ($200,000.00) per year for years 2 and 3 of such Sublease, plus the sum of Fifteen Thousand Dollars ($15,000.00) per year for each new employee, additional employees or any replacements thereof, in excess of twenty (20) employees, that maintain office space at any of Seller's or Pomeroy's facilities, which amount shall be payable in equal monthly installments. The parties agree to equitably adjust rent if the number of employees in excess of 20 fluctuates during years 2 and 3.

          (b) Seller, Seller No. 2 and Pomeroy agree to provide and maintain, at no additional cost to Buyer, reasonable support services that are comparable to the services currently being provided to Seller and Seller No. 2, including without limitation, receptionist support, computer hardware, copiers, fax machines, telecommunications equipment, parking, long distance service (excluding personal calls) and other equipment and materials currently utilized by employees of the Seller and Seller No. 2. In addition, Pomeroy shall provide information technology services and allow the New Employees to obtain assistance from Pomeroy's help desk. In the event that Seller, Seller No. 2 or Pomeroy shall be required to provide an extraordinary level of services in excess of the current services being provided to Seller and Seller No. 2, Pomeroy and Buyer shall in good faith determine an amount to compensate Pomeroy for its actual costs in performing such extraordinary level of services.

          (c) Buyer, Seller and Pomeroy agree to enter into a Servicing Agreement in form and substance acceptable to Buyer, Seller and Seller No. 2, pursuant to which Buyer shall administer all of the customer leases referenced in Section 7.10 and/or collection of certain accounts receivables of Seller in accordance with the cost schedule set forth in the Servicing Agreement.

     Section  7.15     Outstanding  Employee  Obligations.
                       ----------------------------------

     On or prior to the Closing Date, Seller, Seller No. 2 and Pomeroy shall have satisfied all of their respective obligations to the employees listed in
Section 5.23 of the Disclosure Schedule, including, but not limited to, obligations arising under any employment agreements with such employees.

     Section  7.16     Payments  Received.
                       ------------------

     The Seller, Seller No. 2 and the Buyer each agree that after the Closing they will hold and promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements or other property that they may receive on or after Closing which properly belongs to the other party, including without limitation, accounts receivable and Interim Rent and will account to the other for all receipts arising prior to the Closing Date. From and after the Closing, the Buyer shall have the right and authority to endorse without recourse the name of the Seller or Seller No. 2 on any check or any other evidence of indebtedness received by the Buyer relating to the Acquired Assets.

                                    ARTICLE 8
                              CONDITIONS TO CLOSING
                              ---------------------

     Section  8.1     Conditions  to  The  Buyer's  Obligations.
                      -----------------------------------------

     In addition to the conditions set forth in Section 8.3 of this Agreement, the obligations of the Buyer to effect the Closing shall be subject to the following conditions, any one or more of which may be waived in writing by the
Buyer:

          (a) The representations and warranties of Seller and Seller No. 2 set forth in this Agreement qualified as to materiality or Material Adverse Effect shall be true and correct, and the representations and warranties of the Seller and Seller No. 2 contained herein not qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that any such representation and warranty that is given as of a particular date or period and relates solely to such particular date or period shall be true and correct only as of such date or period);

          (b) Seller and Seller No. 2 shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement (including the Disclosure Schedule) to be performed or complied with by the Seller and Seller No. 2 on or prior to the Closing Date;

          (c) Seller and Seller No. 2 shall have caused to be delivered to the Buyer a certificate executed by a duly authorized representative of the Seller and Seller No. 2 certifying that the conditions set forth in this Section 8.1 have all been satisfied;

          (d)  The  Buyer shall have received the documents set forth in Section
4.2  hereof;

          (e) No change shall have occurred that has an effect that is material and adverse to (i) the economy in general; (ii) the leasing industry; or (iii) the condition (financial or otherwise) of Buyer; and

          (f)  The Seller shall have obtained the Required Consents set forth on
Section  7.5  of  the  Disclosure  Schedule.

     Section  8.2     Conditions  to  Seller's  and  Seller No. 2's Obligations.
                      ---------------------------------------------------------

     In addition to the conditions set forth in Section 8.3 of this Agreement, the obligations of the Seller and Seller No. 2 to effect the Closing shall be subject to the following conditions, any one or more of which may be waived in writing by the Seller and Seller No. 2:

          (a) The representations and warranties of the Buyer set forth in this Agreement qualified as to materiality or Material Adverse Effect shall be true and correct, and the representations and warranties of the Buyer contained herein not qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that any such representation and warranty that is given as of a particular date or period and relates solely to such particular date or period shall be true and correct only as of such date or period);

          (b) The Buyer shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Buyer on or prior to the Closing Date;

          (c) The Buyer shall have caused to be delivered to the Seller and Seller No. 2 a certificate executed by a duly authorized officer of the Buyer certifying that the conditions set forth in this Section 8.2 have all been satisfied; and

          (d) The Seller and Seller No. 2, as applicable, shall have received the documents set forth in Section 4.2 hereof.

     Section  8.3     Mutual  Conditions.
                      ------------------

     The obligations of each of the Buyer and the Seller and Seller No. 2 to effect the Closing shall be subject to the following conditions, any one or more of which may be waived in writing, as to itself, by either party:

          (a) No order, injunction or decree issued by any Governmental Authority of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect. No proceeding initiated by any Governmental Authority seeking an injunction against the transactions contemplated by this Agreement shall be pending. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority which prohibits, restricts or makes illegal consummation of the transactions contemplated hereby or thereby; and

          (b) All approvals of Governmental Authorities, if any, required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired; and

          (c) In respect of the notifications of the Buyer, Seller and Seller No. 2 pursuant to the HSR Act, the applicable waiting period and any extensions thereof shall have expired or been terminated.

                                    ARTICLE 9
        SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS;
        -----------------------------------------------------------------
                                 INDEMNIFICATION
                                 ---------------

     Section  9.1     Survival.
                      --------

          (a) The Buyer has the right to rely upon the representations, warranties, covenants and agreements of Seller, Seller No. 2 and Pomeroy contained in this Agreement and the Seller and Seller No. 2 have the right to rely upon the representations, warranties, covenants and agreements of the Buyer set forth in this Agreement. The representations and warranties set forth in
Section 5.1, Section 5.2, Section 5.7, Section 5.8, Section 6.1 and Section 6.2 of this Agreement shall terminate on the fourth (4th) anniversary of the Closing Date. The covenants set forth in Section 7.9 and Section 7.10 shall terminate as provided therein. All other representations and warranties of the parties set forth in this Agreement shall terminate on the second (2nd) anniversary of the Closing Date. Notice with respect to any claim in respect of any inaccuracy in or breach of any representation or warranty shall be in writing and shall be given to the party against which such claim is asserted. Any representation or warranty or indemnification obligation shall survive the time it would otherwise terminate pursuant to this Section 9.1 to the extent that the party claiming indemnification for such breach shall have delivered to the other party written notice setting forth with reasonable specificity the basis of such claim prior to the expiration of such time as set forth in this Section 9.1.

          (b) Except as otherwise provided herein, all covenants and agreements, including, without limitation, Seller's obligations to indemnify Buyer for any Loss for an Excluded Liability and Buyer's obligation to indemnify Seller for any Loss for an Assumed Liability made by the parties to this Agreement, shall survive the Closing Date and shall terminate on the fourth
(4th)  anniversary  of  the  Closing  Date.

     Section  9.2     Obligation  of  the  Seller  to  Indemnify.
                      ------------------------------------------

     Subject to the limitations set forth in Section 9.1 and Section 9.5, the Seller, Seller No. 2 and Pomeroy, jointly and severally, shall indemnify, defend and hold harmless the Buyer and its directors, officers, employees, Affiliates, and their respective successors and assigns from and against any Loss incurred by any of them based upon, arising out of or otherwise in respect of: (i) any inaccuracy in or any breach of any representation or warranty of the Seller or Seller No. 2; (ii) the nonfulfillment on the part of the Seller or Seller No. 2 of any unwaived covenant or agreement set forth in this Agreement; and (iii) any Excluded Liabilities.

     Section  9.3     Obligation  of  the  Buyer  to  Indemnify.
                      -----------------------------------------

     Subject to the limitations set forth in Section 9.1 and Section 9.5 of this Agreement, the Buyer shall indemnify, defend and hold harmless the Seller and Seller No. 2 and their respective directors, officers, employees, Affiliates and their respective successors and assigns from and against any Loss incurred by any of them based upon, arising out of or otherwise in respect of: (i) any inaccuracy in or breach of any representation or warranty of the Buyer; (ii) the nonfulfillment on the part of the Buyer of any unwaived covenant or agreement set forth in this Agreement; and (iii) any Assumed Liabilities.

     Section  9.4     Notice  and  Opportunity  to  Defend  Against  Third Party
                      ----------------------------------------------------------
Claims.
------

          (a) Promptly after receipt from any third party by either party hereto (the "Indemnitee") of a notice of any demand, claim or circumstance that, immediately or with the lapse of time, would give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss for which Indemnitee believes indemnification may be sought hereunder, the Indemnitee shall give written notice thereof (the "Claims Notice") to the party obligated to provide indemnification pursuant to Section 9.2 or Section 9.3 of this Agreement (the "Indemnifying Party"), provided, however, that a failure to give
                                       -----------------
such notice shall not prejudice the Indemnitee's right to indemnification hereunder except to the extent that the Indemnifying Party is actually prejudiced thereby. The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary) of the Loss that has been or may be suffered by the Indemnitee.

          (b) The Indemnifying Party shall, at its own cost and expense, assume the defense of such Asserted Liability within thirty (30) Business Days of its receipt of the Claims Notice (or sooner, if the nature of the Asserted Liability so requires) and notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate with the Indemnifying Party in the defense of such Asserted Liability. The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party does not compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to provide indemnification under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim without the consent of the other party, provided, however,
                                                              -----------------
that such consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted

Liability. The Indemnitee shall reasonably cooperate and make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

     Section  9.5     Limits  on  Indemnification;  Exclusive  Remedy.
                      -----------------------------------------------

          (a) Except as otherwise specifically provided in Section 9.2 of this Agreement, the Buyer shall not be entitled to indemnification from the Seller under this Agreement for Losses which would otherwise be indemnifiable hereunder (including Losses incurred by all other indemnitees affiliated with or related to the Buyer) which do not exceed One Hundred Seventy-Five Thousand and 00/100 Dollars ($175,000.00) in the aggregate, and the Buyer (including such affiliated or related Persons) shall only be entitled to be indemnified for Losses in excess of such aggregate amount; provided, however, such indemnification limit
                                   ------------------
shall  not  apply  to  Excluded  Liabilities.

          (b) Except as otherwise specifically provided in Section 9.3 of this Agreement, the Seller shall not be entitled to indemnification from the Buyer under this Agreement for Losses which would otherwise be indemnifiable hereunder (including Losses incurred by all other indemnitees affiliated with or related to the Seller) which do not exceed One Hundred Seventy-Five Thousand and 00/100 Dollars ($175,000.00) in the aggregate, and the Seller (including such affiliated or related Persons) shall only be entitled to be indemnified for Losses in excess of such aggregate amount; provided, however, such
                                                  -------------------
indemnification  limit  shall  not  apply  to  Assumed  Liabilities.

          (c) Notwithstanding anything contained in this Agreement to the contrary, the maximum liability that Seller, Seller No. 2 and Pomeroy in the aggregate may be required to pay to Buyer under this Section 9.5 as a result of any and all breaches shall be limited to the Net Book Value.

          (d) Notwithstanding anything contained in this Agreement to the contrary, the maximum amount that Buyer may pay to Seller and Seller No. 2 under this Section 9.5 as a result of any and all breaches shall be limited to the Net Book Value.

                                   ARTICLE 10
                                   TERMINATION
                                   -----------

     Section  10.1     Termination.
                       -----------

          (a) This Agreement may be terminated on or prior to the Closing Date only as follows:

               (i) by mutual written consent of the Buyer and Seller and Seller No. 2;

               (ii) at the election of either the Buyer, the Seller or Seller No. 2, if the Closing Date shall not have occurred on or before April 15, 2002; provided that no party shall be entitled to terminate this Agreement pursuant to this Section 10.1(a)(ii) if such party's failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

               (iii) by either the Buyer, the Seller or Seller No. 2 if a court of competent jurisdiction shall have issued an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; or

               (iv) by either the Buyer, the Seller or Seller No. 2 if a condition to its obligation to perform becomes incapable of fulfillment. Notwithstanding the foregoing, the right to terminate this Agreement pursuant to this Section 10.1(a)(iv) shall not be available to any party if its condition to perform became incapable of fulfillment due to its failure to fulfill any obligation under this Agreement.

          (b) The termination of this Agreement shall be effectuated by the delivery of a written notice of such termination from the party terminating this Agreement to the other party.

     Section  10.2     Obligations  upon  Termination.
                       ------------------------------

     In  the  event  that this Agreement shall be terminated pursuant to Section
10.1 of this Agreement, all obligations of the parties hereto under this Agreement shall terminate and there shall be no liability of any party hereto to any other party except: (i) as set forth in Section 7.2 and Section 7.3 of this Agreement, and (ii) that nothing herein will relieve any party from liability for any breach of this Agreement.

                                   ARTICLE 11
                                  MISCELLANEOUS
                                  -------------

     Section  11.1     Amendments;  Extension;  Waiver.
                       -------------------------------

     This Agreement may not be amended, altered or modified except by means of a written instrument that specifically states that it constitutes an amendment, alteration or modification of this Agreement and that is executed by the Buyer, the Seller and Seller No. 2.

     Section  11.2     Entire  Agreement.
                       -----------------

     This Agreement together with the Disclosure Schedule and Exhibits constitute the entire understanding of the parties hereto with respect to the transactions contemplated hereby and supersede all prior or contemporaneous agreements and understandings, written and oral, between the parties with respect to the subject matter hereof.

     Section  11.3     Interpretation.
                       --------------

     When reference is made in this Agreement to any Section, Exhibit or Disclosure or other Schedule, such reference is to a Section, Exhibit or Disclosure or other Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof' and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement. The words "hereof', "herein", "hereby" and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.

     Section  11.4     Severability.
                       ------------

     Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, that provision shall be interpreted to be only so broad as is enforceable.

     Section  11.5     Notices.
                       -------

     All notices and other communications hereunder shall be in writing and shall be deemed to have been given when: (a) delivered in person; (b) transmitted by facsimile (with telephonic confirmation of receipt); (c) mailed by certified or registered mail (return receipt requested); or (d) delivered by an express courier (with confirmation) to a party at its address listed below (or at such other address as such party shall deliver to the other party by like notice):

     To  the  Seller:         Technology Integration Financial Services, Inc.
                              1020  Petersburg  Road
                              Hebron,  KY  41048
                              Facsimile:  (859)  334-5399
                              Attention:  Stephen  E.  Pomeroy

     To Seller No. 2:         T.I.F.S.  Advisory  Services,  Inc.
                              1020  Petersburg  Road
                              Hebron,  KY  41048
                              Facsimile: (859) 334-5399
                              Attention: Stephen E. Pomeroy

     With  a  concurrent
     copy  (which  shall
     not  constitute
     notice)  to:             Lindhorst  &  Dreidame  Co.  LPA
                              312 Walnut Street, Suite 2300
                              Cincinnati, OH 45202-4091
                              Facsimile: (513) 421-0212
                              Attention: James H. Smith, III

     To  the  Buyer:          Information  Leasing  Corporation
                              1023  West  Eighth  Street
                              Cincinnati,  OH  45203
                              Facsimile:  (513)  977-8746
                              Attention:  Vincent D. Rinaldi

     With  a  concurrent
     copy  (which  shall
     not  constitute
     notice)  to:             Keating,  Muething  &  Klekamp,  P.L.L.
                              1400  Provident  Tower
                              One  East  Fourth  Street
                              Cincinnati,  OH  45202
                              Facsimile:  (513)  579-6457
                              Attention:  Richard  D.  Siegel,  Esq.

     Section  11.6     Binding  Effect;  Persons  Benefitting;  No  Assignment.
                       -------------------------------------------------------

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and permitted assigns of the parties and such Persons. Nothing in this Agreement is intended or shall be construed to confer upon any entity or person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any part hereof. This Agreement may not be assigned by either party hereto without the prior written consent of the other party.

     Section  11.7     Counterparts.
                       ------------

     This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement, it being understood that all of the parties need not sign the same counterpart.

     Section  11.8     No  Prejudice.
                       -------------

     This Agreement has been jointly prepared by the parties hereto and the terms hereof shall not be construed in favor of or against any party on account of its participation in such preparation.

     Section  11.9     Governing  Law.
                       --------------

     THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES AND THE ADJUDICATION AND THE ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF OHIO WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF OHIO OR OF ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO.

     Section  11.10     Jurisdiction;  Service  of  Process.
                        -----------------------------------

     Any action or proceeding seeking to enforce any provision of, or based on any rights arising out of, this Agreement of the transactions contemplated hereby, may be brought against any of the parties in the courts of the State of Ohio, County of Hamilton, or if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Ohio, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     Section  11.11     Waiver  of  Jury  Trial.
                        -----------------------

     AS A SPECIFICALLY BARGAINED INDUCEMENT FOR BUYER TO ENTER INTO THIS AGREEMENT, AND AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL, SELLER, SELLER NO. 2 AND POMEROY HEREBY EXPRESSLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO THIS AGREEMENT.

     Section  11.12     Specific  Performance.
                        ---------------------

     Each party hereto acknowledges and agrees that the other party hereto would be irreparably damaged in the event that any of the provisions of this Agreement were not performed in accordance with its or their specific terms or were otherwise breached. Accordingly, each party hereto agrees that the non-breaching party shall be entitled to a temporary restraining order, preliminary or permanent injunction and other appropriate equitable relief to remedy or to prevent breaches of the provisions of this Agreement by the other party and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court in the State of Ohio, in addition to any other remedy to which the non-breaching party may be entitled, at law or in equity.

                                   ARTICLE 12
      CONSENT TO GRANTING OF A SECURITY INTEREST AND ACQUISITION DOCUMENTS
      --------------------------------------------------------------------

     Section  12.1     Acquisition  Documents.
                       ----------------------

     Buyer consents and agrees that upon the Closing of this transaction, Seller, Seller No. 2 and Pomeroy shall have the right to grant to Deutsche Financial Services Corporation, as Administrative Agent for the benefit of itself and other lenders ("Deutsche") under the Credit Facilities Agreement, and various Affiliates of such parties, a first priority security interest and lien on all of Seller's rights, remedies, claims and interests under all the acquisition documents for this transaction.

     Buyer agrees to execute at Closing an assignment of rights agreement in form and substance acceptable to Buyer and Deutsche.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first set forth above.

                                      TECHNOLOGY INTEGRATION FINANCIAL
                                      SERVICES,  INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


                                      T.I.F.S.  ADVISORY  SERVICES,  INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


                                      POMEROY  COMPUTER  RESOURCES,  INC.


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


                                      INFORMATION  LEASING  CORPORATION


                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                            ASSET PURCHASE AGREEMENT

                                      AMONG

                             TECHNOLOGY INTEGRATION
                     FINANCIAL SERVICES, INC. (THE "SELLER")

                                       AND

                        T.I.F.S. ADVISORY SERVICES, INC.
                                ("SELLER NO. 2")

                        POMEROY COMPUTER RESOURCES, INC.,
                                   ("POMEROY")

                                       AND

                         INFORMATION LEASING CORPORATION
                                  (THE "BUYER")



                          DATED AS OF FEBRUARY 27, 2002

                                Table of Contents
                                -----------------


ARTICLE 1  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
   Section 1.1   Definitions.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE 2  BASIC TRANSACTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
   Section 2.1   Purchase and Sale of the Acquired Assets. . . . . . . . . . . . . . . . . . . .   8
   Section 2.2   Liabilities to be Paid at Closing or Assumed by Buyer.. . . . . . . . . . . . .   8
   Section 2.3   Contracts to be Assumed by Buyer. . . . . . . . . . . . . . . . . . . . . . . .   9
   Section 2.4   Purchase Price for Purchased Assets.. . . . . . . . . . . . . . . . . . . . . .  10
   Section 2.5   Payment of the Purchase Price.. . . . . . . . . . . . . . . . . . . . . . . . .  10
   Section 2.6   Month-to-Month Leases.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
   Section 2.7   Allocation of Purchase Price. . . . . . . . . . . . . . . . . . . . . . . . . .  11
   Section 2.8   Certain Closing Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE 3  POST CLOSING ADJUSTMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
   Section 3.1   Net Book Value Determination. . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE 4  THE CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   Section 4.1   Closing.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
   Section 4.2   Closing Deliveries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE 5  REPRESENTATIONS AND WARRANTIES CONCERNING THE BUSINESS. . . . . . . . . . . . . . . .  14
   Section 5.1   Organization and Qualification. . . . . . . . . . . . . . . . . . . . . . . . .  15
   Section 5.2   Authorization of Transaction. . . . . . . . . . . . . . . . . . . . . . . . . .  15
   Section 5.3   Noncontravention. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
   Section 5.4   Recent Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
   Section 5.5   Legal Compliance; Permits.. . . . . . . . . . . . . . . . . . . . . . . . . . .  16
   Section 5.6   Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
   Section 5.7   Title to Assets.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
   Section 5.8   Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
   Section 5.9   Real Property.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
   Section 5.10  Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
   Section 5.11  Customer Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
   Section 5.12  Other Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
   Section 5.13  Equipment Held for Sale or Lease. . . . . . . . . . . . . . . . . . . . . . . .  20
   Section 5.14  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
   Section 5.15  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
   Section 5.16  Employee Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
   Section 5.17  Sufficiency of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
   Section 5.18  Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
   Section 5.19  Interest in Customers, Suppliers, Creditors and Competitors . . . . . . . . . .  23


                                      -ii-


                                Table of Contents
                                -----------------
                                  (continued)

                                                                                                Page
                                                                                                ----

   Section 5.20   Notes and Accounts Receivable. . . . . . . . . . . . . . . . . . . . . . . . .  23
   Section 5.21   Environmental, Health, and Safety Matters. . . . . . . . . . . . . . . . . . .  23
   Section 5.22   Absence of Undisclosed Liabilities.. . . . . . . . . . . . . . . . . . . . . .  24
   Section 5.23   Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
   Section 5.24   Absence of Certain Changes.. . . . . . . . . . . . . . . . . . . . . . . . . .  24
   Section 5.25   Disclosures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
   Section 5.26   Broker . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE 6  REPRESENTATIONS AND WARRANTIES OF THE BUYER . . . . . . . . . . . . . . . . . . . . .  25
   Section 6.1   Organization of the Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
   Section 6.2   Authorization of Transaction. . . . . . . . . . . . . . . . . . . . . . . . . .  25
   Section 6.3   Noncontravention. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
   Section 6.4   Brokers' Fees.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE 7  COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
   Section 7.1   Conduct of Business.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
   Section 7.2   Confidentiality and Announcements.. . . . . . . . . . . . . . . . . . . . . . .  26
   Section 7.3   Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
   Section 7.4   Access; Certain Communications. . . . . . . . . . . . . . . . . . . . . . . . .  27
   Section 7.5   Regulatory Matters, Third Party Consents. . . . . . . . . . . . . . . . . . . .  27
   Section 7.6   Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
   Section 7.7   Notification of Certain Matters . . . . . . . . . . . . . . . . . . . . . . . .  28
   Section 7.8   Maintenance of Records and Reporting Requirements . . . . . . . . . . . . . . .  29
   Section 7.9   No Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
   Section 7.10  Non-Competition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
   Section 7.11  Employment of New Employees. . . . . . . . . . . . . . . . . . . . . . . . . .   31
   Section 7.12  Transfer of Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
   Section 7.13  License to Use Name. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
   Section 7.14  Lease of Office Space/Administrative Services. . . . . . . . . . . . . . . . .   32
   Section 7.15  Outstanding Employee Obligations . . . . . . . . . . . . . . . . . . . . . . .   33
   Section 7.16  Payments Received. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

ARTICLE 8  CONDITIONS TO CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
   Section 8.1   Conditions to The Buyer's Obligations . . . . . . . . . . . . . . . . . . . . .  33
   Section 8.2   Conditions to Seller's and Seller No. 2's Obligations . . . . . . . . . . . . .  34


                                       ii

                                      -iii-


                                         Table of Contents
                                         -----------------
                                            (continued)

                                                                                                Page
                                                                                                ----

   Section 8.3   Mutual Conditions.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE 9  SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
AGREEMENTS; INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
   Section 9.1   Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
   Section 9.2   Obligation of the Seller to Indemnify.. . . . . . . . . . . . . . . . . . . . .  36
   Section 9.3   Obligation of the Buyer to Indemnify. . . . . . . . . . . . . . . . . . . . . .  36
   Section 9.4   Notice and Opportunity to Defend Against Third Party Claims . . . . . . . . . .  36
   Section 9.5   Limits on Indemnification; Exclusive Remedy . . . . . . . . . . . . . . . . . .  37

ARTICLE 10  TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
   Section 10.1   Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
   Section 10.2   Obligations upon Termination.. . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE 11  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
   Section 11.1   Amendments; Extension; Waiver. . . . . . . . . . . . . . . . . . . . . . . . .  38
   Section 11.2   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
   Section 11.3   Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
   Section 11.4   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
   Section 11.5   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
   Section 11.6   Binding Effect; Persons Benefitting; No Assignment.. . . . . . . . . . . . . .  40
   Section 11.7   Counterparts.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
   Section 11.8   No Prejudice.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
   Section 11.9   Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
   Section 11.10  Jurisdiction; Service of Process . . . . . . . . . . . . . . . . . . . . . . .  40
   Section 11.11  Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
   Section 11.12  Specific Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE 12   CONSENT TO GRANTING OF A SECURITY INTEREST AND ACQUISITION DOCUMENTS. . . . . . . .  41
   Section 12.1   Acquisition Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

                                    SCHEDULES
                                    ---------

Schedule 1.1-1    Excluded  Lease  Residuals
Schedule 1.1-2    Customer  Leases  60  days  past  due
Schedule 1.1-3    Insurance  relating  to  stolen  or  damaged  equipment
Schedule 1.1-4    Customer Leases: Retained, Terminated, Cancelled or In Default
Schedule 1.1-5    Retained  Remarking  Agreements  or  Arrangements


                               DISCLOSURE SCHEDULE
                               -------------------

Section 5.1       Jurisdictions  Qualified  as  Foreign  Corporation
Section 5.3       Noncontravention  of  Seller
Section 5.4       Recent  Events
Section 5.5       Legal  Compliance
Section 5.6       Financial  Statements
Section 5.7       Title  to  Assets
Section 5.8       Tax  Matters
Section 5.9       Leased  Real  Property
Section 5.10      Intellectual  Property
Section 5.11      Customer  Leases
Section 5.12      Other  Contracts
Section 5.13      Equipment  Held  for  Sale  or  Lease
Section 5.14      Insurance
Section 5.15      Litigation
Section 5.16      Employee  Benefit  Matters
Section 5.18      Labor  Matters
Section 5.19      Interest in Customers, Supplies, Creditors and Competitors
Section 5.21      Environmental,  Health  and  Safety  Matters
Section 5.22      Absence  of  Undisclosed  Liabilities
Section 5.23      Employees
Section 5.24      Absence  of  Certain  Changes
Section 6.3       Noncontravention  of  Buyer
Section 7.1       Conduct  of  Business
Section 7.5       Required  Consents